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                                                                    EXHIBIT 99.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               TEMPLE-INLAND INC.,

                                HF BANCORP, INC.

                          GUARANTY FEDERAL BANK, F.S.B.

                                       AND

                    HEMET FEDERAL SAVINGS & LOAN ASSOCIATION

                                NOVEMBER 14, 1998



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                                TABLE OF CONTENTS

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                                           ARTICLE I

                                          DEFINITIONS


                                          ARTICLE II

                                THE MERGERS AND RELATED MATTERS

        2.1    The Holding Company Merger-TI................................................10
        2.2    The Holding Company Merger-TI Subsidiary.....................................10
        2.3    Fractional Shares............................................................11
        2.4    Treatment of HFB Options.....................................................11
        2.5    Election and Proration Procedures............................................11
        2.6    Computation and Confirmation of Certain Items................................14
        2.7    Exchange Procedures..........................................................14
        2.8    Dissenting Shares............................................................16
        2.9    Adjustments for Dilution and Other Matters...................................17
        2.10   Effect of the Holding Company Merger.........................................17
        2.11   Name of Corporation Surviving the Holding Company Merger.....................18
        2.12   Certificate of Incorporation and Bylaws of Corporation Surviving the
               Holding Company Merger.......................................................18
        2.13   Directors and Officers of Corporation Surviving the Holding Company
               Merger.......................................................................18

                                          ARTICLE III

                                          THE CLOSING

        3.1    Closing Date.................................................................19
        3.2    Execution of Merger Documents................................................19
        3.3    Documents to be Delivered....................................................19
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                                          ARTICLE IV

                                     REPRESENTATIONS AND
                                 WARRANTIES OF HFB AND HEMET

        4.1    Incorporation, Standing and Power............................................19
        4.2    Capitalization...............................................................20
        4.3    Subsidiaries.................................................................21
        4.4    Financial Statements.........................................................21
        4.5    Reports and Filings..........................................................21
        4.6    Authority of HFB and Hemet...................................................22
        4.7    Insurance....................................................................23
        4.8    Title to Assets..............................................................23
        4.9    Real Estate..................................................................23
        4.10   Litigation...................................................................24
        4.11   Taxes........................................................................24
        4.12   Compliance with Laws and Regulations.........................................26
        4.13   Performance of Obligations...................................................28
        4.14   Employees....................................................................28
        4.15   Registration Obligation......................................................28
        4.16   Brokers and Finders..........................................................29
        4.17   Material Contracts...........................................................29
        4.18   Certain Material Changes.....................................................31
        4.19   Licenses and Permits.........................................................31
        4.20   Undisclosed Liabilities......................................................31
        4.21   Employee Benefit Plans.......................................................32
        4.22   Corporate Records............................................................35
        4.23   Community Reinvestment Act...................................................35
        4.24   Regulatory Actions...........................................................35
        4.25   Insider Loans; Other Transactions............................................36
        4.26   Accounting Records...........................................................36
        4.27   Indemnification..............................................................36
        4.28   Offices and ATMs.............................................................36
        4.29   Loan Portfolio...............................................................37
        4.30   Investment Securities........................................................37
        4.31   Derivatives Contracts; Structured Notes; Etc.................................37
        4.32   Power of Attorney............................................................38
        4.33   Material Interests of Certain Persons........................................38
        4.34   Tax Matters..................................................................38
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        4.35   Facts Affecting Regulatory Approvals.........................................38
        4.36   Disclosure Documents and Applications........................................38
        4.37   Certain Regulatory Matters...................................................38
        4.38   Corporate Approval...........................................................39
        4.39   Intellectual Property........................................................39
        4.40   Year 2000....................................................................39
        4.41   Accuracy and Currentness of Information Furnished............................39

                                          ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF TI AND GUARANTY

        5.1    Incorporation, Standing and Power............................................40
        5.2    Authority of TI and Guaranty.................................................40
        5.3    Tax Representations..........................................................41
        5.4    Disclosure Documents and Applications........................................41
        5.5    Reports and Filings..........................................................42
        5.6    Corporate Approval...........................................................42
        5.7    Absence of Certain Changes or Events.........................................42
        5.8    Access to Funds..............................................................42
        5.9    Facts Affecting Regulatory Approvals.........................................42
        5.10   Accuracy and Currentness of Information Furnished............................43
        5.11   CRA..........................................................................43

                                          ARTICLE VI

                                  COVENANTS OF HFB AND HEMET
                            PENDING EFFECTIVE TIME OF THE MERGERS

        6.1    Limitation on HFB's and Hemet's Conduct Prior to Effective Time..............43
        6.2    Affirmative Conduct of HFB and Hemet Prior to Effective Time.................48
        6.3    Access to Information........................................................50
        6.4    Filings......................................................................50
        6.5    Notices; Reports.............................................................51
        6.6    HFB Stockholders' Meeting....................................................51
        6.7    Bank Merger..................................................................51
        6.8    Applications.................................................................52
        6.9    Certain Loans and Other Extensions of Credit.................................52
        6.10   Affiliates...................................................................53
        6.11   Director Resignations........................................................53
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        6.13   Accounting Accommodations....................................................53

                                         ARTICLE VII

                                 COVENANTS OF TI AND GUARANTY
                            PENDING EFFECTIVE TIME OF THE MERGERS

        7.1    Limitation on TI's and Guaranty's Conduct Prior to Effective Time............53
        7.2    Affirmative Conduct of TI and Guaranty Prior to Effective Time...............54
        7.3    Applications.................................................................55
        7.4    Blue Sky.....................................................................55
        7.5    Notices; Reports.............................................................55
        7.6    Indemnification..............................................................55
        7.7    Removal of Conditions........................................................56
        7.8    Fairness Opinion.............................................................56

                                         ARTICLE VIII

                                     ADDITIONAL COVENANTS

        8.1    Commercially Reasonable Efforts..............................................56
        8.2    Public Announcements.........................................................56
        8.3    Cancellation of Stock Options and Termination of Stock Option Plans..........56
        8.4    Employees and Employee Benefits..............................................57
        8.5    Environmental Assessment.....................................................57
        8.6    Execution of the Stock Option Agreement......................................58

                                          ARTICLE IX

                      CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER

        9.1    Shareholder Approval.........................................................58
        9.2    No Judgments or Orders.......................................................58
        9.3    Regulatory Approvals.........................................................58
        9.4    Securities Laws..............................................................58
        9.5    Listing......................................................................59
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                                          ARTICLE X

                                 CONDITIONS PRECEDENT TO THE
                                 OBLIGATIONS OF HFB AND HEMET

        10.1   Representations and Warranties; Performance of Covenants.....................59
        10.2   Officers' Certificate........................................................59
        10.3   Fairness Opinion.............................................................59
        10.4   Absence of Certain Changes...................................................59

                                          ARTICLE XI

                                   CONDITIONS PRECEDENT TO
                                OBLIGATIONS OF TI AND GUARANTY

        11.1   Representations and Warranties: Performance of Covenants.....................60
        11.2   Regulatory Approvals and Related Conditions..................................60
        11.3   Third Party Consents.........................................................60
        11.4   Absence of Certain Changes...................................................61
        11.5   Officers' Certificate........................................................61
        11.6   Stockholders' Agreements.....................................................61
        11.7   HFB Options and Stock Option Plan............................................61
        11.8   Loan Loss Reserve............................................................61
        11.9   Resignations.................................................................61

                                         ARTICLE XII

                                         TERMINATION

        12.1   Termination..................................................................62
        12.2   Effect of Termination........................................................64
        12.3   Force Majeure................................................................64

                                         ARTICLE XIII

                                        MISCELLANEOUS

        13.1   Expenses.....................................................................64
        13.2   Notices......................................................................65
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        13.3   Material Adverse Effect......................................................66
        13.4   Successors and Assigns.......................................................67
        13.5   Counterparts.................................................................67
        13.6   Effect of Representations and Warranties.....................................67
        13.7   Third Parties................................................................67
        13.8   Lists; Exhibits; Integration.................................................67
        13.9   Knowledge....................................................................67
        13.10  Governing Law................................................................67
        13.11  Captions.....................................................................68
        13.12  Severability.................................................................68
        13.13  Waiver and Modification; Amendment...........................................68
        13.14  Attorneys' Fees..............................................................68
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                          AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 14th day of November, 1998 by and among Temple-Inland Inc., a Delaware corporation ("TI"), HF Bancorp, Inc., a Delaware corporation ("HFB"), Guaranty Federal Bank, F.S.B., a federally chartered savings bank ("Guaranty") and indirect wholly owned subsidiary of TI, and Hemet Federal Savings & Loan Association, a federally chartered savings association ("Hemet") and wholly owned subsidiary of HFB.

                                    RECITALS

        WHEREAS, TI, HFB, Guaranty and Hemet desire to effect (i) the acquisition of HFB by TI by means of a merger of HFB with and into TI in accordance with the terms of this Agreement, or by means of a merger of a subsidiary of TI with and into HFB as otherwise specified herein, and (ii) immediately thereafter, the acquisition of Hemet by Guaranty by means of a merger of Hemet with and into Guaranty in accordance with the terms of this Agreement and the Agreement of Bank Merger (as defined herein);

        WHEREAS, the parties intend that the Mergers (as defined herein) will be treated for federal income tax purposes as tax-deferred reorganizations within the meaning of Section 368 of the Code (as defined herein), except as otherwise specified herein;

        WHEREAS, as an inducement to TI to enter into this Agreement, HFB desires to, and following the execution and delivery hereof will, grant TI a stock option to purchase up to 19.9% of the outstanding shares of HFB, under certain circumstances, and pursuant to that certain Stock Option Agreement attached hereto as Exhibit A;

        WHEREAS, the respective Boards of Directors of each of TI, HFB, Guaranty and Hemet have determined that it is in the best interests of their respective companies and stockholders to consummate the Holding Company Merger (as defined herein) and the Bank Merger (as defined herein) provided for herein; and

        WHEREAS, TI, HFB, Guaranty and Hemet desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

        NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

               "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

               "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined, or unitary Tax Returns.

               "Agreement of Bank Merger" means the Agreement of Bank Merger to be entered into between Guaranty and Hemet substantially in the form of Exhibit B hereto, but subject to any changes that may be necessary to conform to any requirements of any Governmental Entity having authority over the Bank Merger.

               "Aggregate Deal Value" means the amount obtained by multiplying the Price Per Share times the number of shares of HFB Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger.

               "Alternative Transaction Notice" shall have the meaning set forth in Section 12.1(j).

               "Bank Merger" means the merger of Hemet with and into Guaranty.

               "Business Day" means any day other than Saturday, Sunday or any other day which is not a day on which banking institutions in Texas or California are authorized or obligated by law or executive order to close.

               "Cash Amount" has the meaning set forth in Section 2.5(c).

               "Cash and Stock Certificate" has the meaning set forth in
Section 2.6.

               "Certificate" has the meaning set forth in Section 2.7(b).

               "Certificate of Merger" means that certificate filed with the Delaware Secretary pursuant to Section 252 of the Delaware General Corporation Law to effect the Holding Company Merger.



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               "Classified Credits" has the meaning set forth in Section 4.29.

               "Closing" means the consummation of the Holding Company Merger followed by consummation of the Bank Merger on the Closing Date at the offices of Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California, or at such other place as the parties may agree upon.

               "Closing Date" means the last Business Day of the month in which the last of the following events occur: (i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of HFB, (ii) the receipt of all permits, authorizations, approvals and consents specified in
Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under all laws, or such other date as the parties may agree upon and (iv) the completion of the allocation required under Section 2.5(c).

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Combination Cash Election" has the meaning set forth in
Section 2.5(a).

               "Combination Stock Election" has the meaning set forth in
Section 2.5(a).

               "Competing Transaction" has the meaning set forth in
Section 6.1(n).

               "Computer System" has the meaning set forth in Section 4.40.

               "Costs" has the meaning set forth in Section 7.6.

               "Covered Person" has the meaning set forth in Section 4.27.

               "Delaware Secretary" means the Secretary of State of Delaware.

               "Deloitte & Touche" means Deloitte & Touche LLP, independent accountants for HFB, or such other nationally recognized accounting firm as HFB shall employ.

               "Derivatives Contract" has the meaning set forth in Section 4.31.

               "Dissenting Shares" means any shares of HFB Stock that are (i) issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and (ii) with respect to which the holder thereof perfects such holder's rights to dissent under Section 262 of the Delaware General Corporation Law.

               "Effective Time of the Bank Merger" means the date and time the OTS specifies for the Bank Merger pursuant to the OTS Regulations.



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               "Effective Time of the Holding Company Merger" means the date and time specified in the Certificate of Merger as filed with the Delaware
Secretary.

               "Election" has the meaning set forth in Section 2.5(a).

               "Election Deadline" has the meaning set forth in Section 2.5(b).

               "Election Form" has the meaning set forth in Section 2.5(a).

               "Election Form Record Date" has the meaning set forth in
Section 2.5(a).

               "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, law or otherwise.

               "Environmental Regulations" has the meaning set forth in
Section 4.12(b).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Ernst & Young" means Ernst & Young, LLP, independent accountants for TI, or such other nationally recognized accounting firm as TI shall employ.

               "ESOP" means the Employee Stock Ownership Plan and Trust of
Hemet.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Agent" means such entity selected by TI to effect the exchange of HFB Stock for TI Stock and/or cash.

               "Exchange Fund" has the meaning set forth in Section 2.7(a).

               "Exchange Ratio" means the number (rounded to the nearest ten-thousandth) obtained by dividing the Price Per Share by the Final TI Stock Price.

               "Expenses" has the meaning set forth in Section 13.1.

               "FDIC" means the Federal Deposit Insurance Corporation.

               "FHLBSF" means the Federal Home Loan Bank of San Francisco.



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               "Final TI Stock Price" means the average of the daily closing prices of a share of TI Stock on the NYSE as reported in the Wall Street Journal for the ten (10) consecutive trading days ending on the fourth trading day prior to the Closing Date.

               "Financial Statements of HFB" means (i) the audited consolidated financial statements and notes thereto of HFB and the related opinions thereon included in HFB's Annual Reports on Form 10-K for the years ended June 30, 1998 and 1997 and (ii) the unaudited consolidated interim financial statements and notes thereto of HFB to be included in HFB's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

               "Financial Statements of TI" means (i) the audited consolidated financial statements and notes thereto of TI and the related opinions thereon included in TI's Annual Reports on Form 10-K for the years ended January 3, 1998 and December 28, 1996 and (ii) the unaudited consolidated interim financial statements and notes thereto of TI included in TI's Quarterly Report on Form 10-Q for the quarter ended July 4, 1998.

               "Governmental Entity" means any court or tribunal in any jurisdiction or any United States federal, state, municipal, foreign or other administrative agency, authority or instrumentality.

               "Guaranty Stock" means the common stock, par value $1 per share, of Guaranty.

               "Hazardous Materials" has the meaning set forth in
Section 4.12(b).

               "Hemet Stock" means the common stock, $.01 par value per share, of Hemet.

               "HFB Award" means any award issued pursuant to the HFB Stock Option Plan.

               "HFB Branch List" has the meaning set forth in Section 6.1(g).

               "HFB Conflicts and Consents List" has the meaning set forth in
Section 4.6.

               "HFB Contract List" has the meaning set forth in Section 4.17.

               "HFB Derivatives List" has the meaning set forth in Section 4.31.

               "HFB Director Compensation List" has the meaning set forth in
Section 6.1(f).

               "HFB Employee Plan List" has the meaning set forth in
Section 4.21.

               "HFB Environmental Compliance List" has the meaning set forth in
Section 4.12.

               "HFB Filings" has the meaning set forth in Section 4.5.



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               "HFB Financial Statements List" has the meaning set forth in
Section 4.18

               "HFB Indemnification List" has the meaning set forth in
Section 4.27.

               "HFB Insurance List" has the meaning set forth in Section 4.7.

               "HFB Intellectual Property List" has the meaning set forth in
Section 4.39.

               "HFB Investment Securities List" has the meaning set forth in
Section 4.30.

               "HFB List" means any list required to be furnished by HFB and/or Hemet to TI and Guaranty under this Agreement including but not limited to the HFB Branch List, the HFB Conflicts and Consents List, the HFB Contract List, the HFB Derivatives List, the HFB Director Compensation List, the HFB Employee Plan List, the HFB Environmental Compliance List, the HFB Financial Statements List, the HFB Indemnification List, the HFB Insurance List, the HFB Intellectual Property List, the HFB Investment Securities List, the HFB Litigation List, the HFB Loan List, the HFB Material Adverse Effect List, the HFB Offices List, the HFB Option List, the HFB Personal Property List, the HFB Real Property List, the HFB Tax List and the HFB Undisclosed Liabilities List.

               "HFB Litigation List" has the meaning set forth in Section 4.10.

               "HFB Loan List" has the meaning set forth in Section 4.29.

               "HFB Material Adverse Effect List" has the meaning set forth in
Section 4.18.

               "HFB Offices List" has the meaning set forth in Section 4.28.

               "HFB Option" means any option issued pursuant to the HFB Stock Option Plan.

               "HFB Option List" has the meaning set forth in Section 4.2(a).

               "HFB Personal Property List" has the meaning set forth in
Section 4.8.

               "HFB Property" has the meaning set forth in Section 4.12(b).

               "HFB Real Property List" has the meaning set forth in
Section 4.9.

               "HFB Stockholders' Meeting" means the meeting of HFB's stockholders referred to in Section 6.6 hereof.



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               "HFB Stock Option Plan" means the Amended and Restated HF
Bancorp, Inc. Stock-Based Incentive Plan.

               "HFB Stock" means the common stock, par value $.01 per share, of HFB.

               "HFB Subsidiary" means First Hemet Corporation, a California corporation.

               "HFB Tax List" has the meaning set forth in Section 4.11.

               "HFB Undisclosed Liabilities List" has the meaning set forth in
Section 4.20.

               "HOLA" means the Home Owners' Loan Act of 1933, as amended.

               "Holding Company Merger" means the merger of HFB with and into TI pursuant to this Agreement, if Section 2.1 is applicable, or the merger of the TI Subsidiary with and into HFB pursuant to this Agreement, if Section 2.2 is applicable.

               "Immediate Family" has the meaning set forth in Rule 16a-l(e) promulgated under the Exchange Act.

               "Indemnified Parties" has the meaning set forth in Section 7.6.

               "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

               "IRS" means the Internal Revenue Service.

               "List" means any one of the HFB Lists or the TI Lists.

               "Mailing Date" has the meaning set forth in Section 2.5(a).

               "Material Adverse Effect" has the meaning set forth in
Section 13.3.

               "Mergers" means the Holding Company Merger and Bank Merger.

               "NYSE" means the New York Stock Exchange, Inc.

               "OTS" means the Office of Thrift Supervision.

               "OTS Regulations" means the rules and regulations of the OTS under HOLA.



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

               "Person" means any natural person, corporation, trust, association, unincorporated body, partnership, limited liability company, joint venture, other entity or Governmental Entity.

               "Plans" has the meaning set forth in Section 4.21.

               "Price Per Share" means $18.50.

               "Proxy Statement" has the meaning set forth in Section 6.8.

               "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC.

               "SAIF" means the Savings Association Insurance Fund of the FDIC.

               "S-4 Registration Statement" means the Registration Statement on Form S-4 including the Proxy Statement to be mailed to stockholders of HFB, to vote upon the Holding Company Merger and to register the distribution of the shares of TI Stock to be issued in the Holding Company Merger with the SEC.

               "Scheduled Contracts" has the meaning set forth in Section 4.17.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Stock Amount" means 1,216,470 shares of TI Stock.

               "Stock Election" has the meaning set forth in Section 2.5(a).

               "Stock Proration Factor" has the meaning set forth in
Section 2.5(c).

               "Superior Proposal" has the meaning set forth in Section 6.1(n).

               "Surviving Bank" means the federally chartered savings association surviving the Bank Merger.

               "Tank" has the meaning set forth in Section 4.12(b).

               "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license,



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

withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses
(i) and/or (ii).

               "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

               "Tax Sharing Agreement" means an agreement (whether or not in writing) pursuant to which tax losses of one entity are made available to another entity of the Affiliated Group or Affiliates for purpose of Taxes.

               "TI Conflicts and Consents List" has the meaning set forth in
Section 5.2.

               "TI Filings" has the meaning set forth in Section 5.5.

               "TI Material Adverse Effect List" has the meaning set forth in
Section 5.7.

               "TI List" means any list required to be furnished by TI to HFB and Hemet under this Agreement including but not limited to the TI Conflicts and Consents List and the TI Material Adverse Effect List.

               "TI Subsidiary" means a Delaware corporation to be newly formed by TI or one of its subsidiaries for the purpose of effecting the Holding Company Merger if Section 2.2 is applicable.

               "TI Stock" means the common stock, par value $1 per share, of TI.

               "Treasury Shares" means shares of HFB Stock held by (i) HFB or any of its subsidiaries or (ii) TI or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

               "Year 2000 Compliant" has the meaning set forth in Section 4.40.



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

                                   ARTICLE II

                         THE MERGERS AND RELATED MATTERS

        2.1 The Holding Company Merger-TI. If Section 2.5(c)(iii) is not applicable, the Holding Company Merger shall be effected in accordance with this
Section 2.1. The Holding Company Merger shall become effective upon the date specified in the Certificate of Merger as filed with the Delaware Secretary in accordance with the provisions of the Delaware General Corporation Law. At the Effective Time of the Holding Company Merger, the following transactions will be deemed to have occurred simultaneously:

               (a) HFB shall be merged with and into TI and the separate corporate existence of HFB shall cease.

               (b) Each share of TI Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall remain an issued and outstanding share of common stock of TI as of the Effective Time of the Holding Company Merger and shall not be converted or otherwise affected by the Holding Company Merger.

               (c) Subject to the other provisions of this Article II, each share of HFB Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger, other than Dissenting Shares and Treasury Shares, shall, on and after the Effective Time of the Holding Company Merger, be automatically canceled and cease to be an issued and outstanding share of HFB Stock and shall be converted into the right to receive, at the election of the holder thereof as of the Effective Time of the Holding Company Merger:

                      (i) a fraction of a share of TI Stock equal to the Exchange Ratio; or

                      (ii) cash in the amount equal to the Price Per Share.

               (d) Any Treasury Shares outstanding immediately prior to the Effective Time of the Holding Company Merger shall be cancelled and retired and no consideration shall be issued in exchange therefor.

        2.2 The Holding Company Merger-TI Subsidiary. If Section 2.5(c)(iii) is applicable, the Holding Company Merger shall be effected in accordance with this
Section 2.2. The Holding Company Merger shall become effective upon the date specified in the Certificate of Merger as filed with the Delaware Secretary in accordance with the provisions of the Delaware General Corporation Law. At the Effective Time of the Holding Company Merger, the following transactions will be deemed to have occurred simultaneously.

               (a) The TI Subsidiary shall be merged with and into HFB and the separate corporate existence of the TI Subsidiary shall cease.

               (b) Each share of stock of the TI Subsidiary issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall become and be converted into a share of HFB Stock as of the Effective Time of the Holding Company Merger.

               (c) Each share of HFB Stock issued and outstanding immediately prior to the Effective Time of the Holding Company Merger, other than Dissenting Shares and Treasury Shares, shall, on and after the Effective Time of the Holding Company Merger, be automatically canceled and cease to be an issued and outstanding share of HFB Stock and shall be converted into the right to receive cash in the amount equal to the Price Per Share as of the Effective Time of the Holding Company Merger.

               (d) Any Treasury Shares outstanding immediately prior to the Effective Time of the Holding Company Merger shall be cancelled and retired and no consideration shall be issued in exchange therefor.

        2.3 Fractional Shares. Notwithstanding any other provisions of this Agreement, no fractional shares of TI Stock shall be issued in the Holding Company Merger. In lieu thereof, each holder of HFB Stock who would otherwise be entitled to receive a fractional share of TI Stock (after taking into account all Certificates delivered by such holder) shall receive an amount in cash (without interest), rounded to the nearest cent, equal to the product obtained by multiplying (a) the Final TI Stock Price by (b) the fraction (calculated to the nearest ten-thousandth) of the share of TI Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fractional shares.

        2.4 Treatment of HFB Options. Unless exercised prior to the Effective Time of the Holding Company Merger, each of the HFB Options shall be canceled by HFB immediately prior to the Effective Time of the Holding Company Merger by a cash payment to the holder of such HFB Option in an amount equal to the result of multiplying (i) the excess, if any, between (a) the Price Per Share and (b) the exercise price of such HFB Option by (ii) the number of shares of HFB Stock subject to the HFB Option. Such payments shall take place only after the satisfaction or fulfillment or waiver of the conditions to Closing contained in Articles IX and XI of this Agreement.

        2.5    Election and Proration Procedures.

               (a) Election Forms and Types of Election. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of HFB Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent in such form as TI and HFB shall mutually agree) ("Election Form") shall be mailed no less than forty-five
(45) days prior to the anticipated Effective Time of the Holding Company Merger or on such other date as TI and HFB shall mutually agree ("Mailing Date") to each holder of record of HFB Stock as of five Business Days prior to the Mailing Date ("Election Form Record Date"). TI shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) (the term "beneficial owner" and "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Exchange Act) of HFB Stock after the Election Form Record Date and prior to the Election Deadline, and HFB shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election") to receive either (i) TI Stock (a "Stock Election") with respect to all of such holder's HFB Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's HFB Stock, or (iii) TI Stock for a specified number of shares of HFB Stock (a "Combination Stock Election") and cash for the remaining number of shares of HFB Stock held by such holder (a "Combination Cash Election"). Any HFB Stock, other than Dissenting Shares and Treasury Shares, with respect to which the Exchange Agent has not received an effective, properly completed Election Form prior to the Election Deadline shall be deemed to be "Undesignated Shares" hereunder.

               (b) Proper and Timely Election. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form which has not been revoked by 5:00 p.m., Pacific Time, by the 30th day following the Mailing Date (or such other time and date as TI and HFB may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of HFB Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of HFB Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked by the person submitting such Election Form at or prior to the Election Deadline, provided that the Exchange Agent shall have actually received prior to the Election Deadline a written notice revoking such Election Form and specifying the shares of HFB Stock covered by such revoked Election Form. In the event an Election Form is revoked prior to the Election Deadline, the shares of HFB Stock representing such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and HFB shall cause the certificates representing such shares of HFB Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any Election or revocation has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of HFB and TI required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither HFB nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

               (c) Proration. As promptly as practicable but not later than three (3) Business Days prior to the Closing Date, TI shall cause the Exchange Agent to calculate the allocation among the holders of HFB Stock of rights to receive TI Stock or cash in the Holding Company Merger in accordance with the Election Forms as follows:

                      (i) if the aggregate number of shares of HFB Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Exchange Ratio exceeds the Stock Amount then:

                      (A) All Undesignated Shares shall be deemed to have made Cash Elections; and

                      (B) A stock proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Amount by the product obtained by multiplying the
                             (y) total number of shares of HFB Stock with respect to which effective Stock Elections and Combination Stock Elections were made and (z) the Exchange Ratio. Each holder of HFB Stock who made an effective Stock Election and Combination Stock Election shall be entitled to:

                             1) the number of shares of TI Stock equal to the product of the (x) Exchange Ratio, multiplied by (y) the number of shares of HFB Stock covered by such Stock Election or Combination Stock Election, multiplied by
                                    (z) the Stock Proration Factor; and

                             2)     cash in an amount equal to the product of
                                    (x) the Price Per Share, multiplied by (y) the number of shares of HFB Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) one minus the Stock Proration Factor.

                      (ii) if the aggregate number of shares of HFB Stock as to which Stock Elections and Combination Stock Elections have been effectively made times the Exchange Ratio shall be less than the Stock Amount, then the Exchange Agent shall select by random such number of Undesignated Shares to receive TI Stock as shall be necessary so that the number of such shares when added to the number of shares for which a Stock Election and Combination Stock Election has been made or is deemed to be made when multiplied by the Exchange Ratio shall equal the Stock Amount, and all Undesignated Shares not so selected shall be deemed to have made Cash Elections;

provided, however, that if the aggregate number of shares of HFB Stock as to which Stock Elections and Combination Stock Elections have been effectively made, together with all Undesignated Shares, times the Exchange Ratio shall be less than the Stock Amount, then all Undesignated Shares shall be deemed to have made Stock Elections.

                      The pro rata allocation process or the random selection process to be used by the Exchange Agent shall consist of such procedures as shall be mutually determined by TI and HFB.

                      (iii) Notwithstanding anything to the contrary set forth in paragraph (i) or paragraph (ii) above, if the opinion contemplated by Section
10.5 or the opinion contemplated by Section 11.10 cannot be given, then (I) the Holding Company Merger shall be effected as set forth in Section 2.2, (II) the conditions set forth in Sections 9.4, 9.5, 10.5 and 11.10 shall be deemed waived by all parties with respect to the Holding Company Merger and (III) the Certificate of Merger shall reflect the foregoing.

        2.6    Computation and Confirmation of Certain Items.

               (a) The Exchange Ratio and the Final TI Stock Price shall be calculated by TI prior to the Effective Time of the Holding Company Merger and shall be set forth in a certificate (the "Cash and Stock Certificate") executed by an authorized executive officer of TI and furnished to HFB at least three (3) Business Days prior to the Effective Time of the Holding Company Merger showing the manner of calculation in reasonable detail.

               (b) HFB and Deloitte & Touche shall be entitled to review and approve the Cash and Stock Certificate from the time of delivery until the day which is no later than one (1) Business Day prior to the Effective Time of the Holding Company Merger. In the event of disagreement as to the information contained in the Cash and Stock Certificate, the parties shall negotiate in good faith to resolve any such disputed matters, and upon the failure to resolve any such matters, such dispute shall be resolved by an independent accounting firm of national standing mutually satisfactory to both TI and HFB.

        2.7    Exchange Procedures.

               (a) Deposit with Exchange Agent. As of the Effective Time of the Holding Company Merger, TI or the TI Subsidiary, as the case may be, shall have deposited with the Exchange Agent for the benefit of the holders of shares of HFB Stock, for exchange in accordance with this Section 2.7, certificates representing the shares of TI Stock and cash issuable pursuant to Section 2.1 or
Section 2.2, as the case may be in exchange for shares of HFB Stock outstanding immediately prior to the Effective Time of the Holding Company Merger and funds in an amount not less than the amount of cash payable in lieu of fractional shares of TI Stock which would otherwise be issuable in connection with Section 2.1, but for the operation of
Section 2.3 of this Agreement (collectively, the "Exchange Fund").

               (b) Exchange Procedures. After the Effective Time of the Holding Company Merger, each holder of a certificate ("Certificate") formerly representing HFB Stock (other than Dissenting Shares and Treasury Shares) who surrenders or has surrendered such Certificate (or customary affidavits and indemnification regarding the loss or destruction of such Certificate), together with duly executed transmittal materials included in or required by the Election Form, to the Exchange Agent, shall, upon acceptance thereof, be entitled to (i) a certificate representing TI Stock and/or (ii) cash into which the shares of HFB Stock shall have been converted pursuant to Section 2.1 or Section 2.2 and
Section 2.5, as well as cash in lieu of fractional shares of HFB Stock to which such holder would otherwise be entitled, if applicable. Former stockholders of record of HFB shall be entitled to vote after the Effective Time of the Holding Company Merger at any meeting of TI stockholders the number of whole shares of TI Stock into which their respective shares of HFB Stock are converted, regardless of whether such holders have exchanged their Certificates representing HFB Stock for certificates representing Tl Stock in accordance with the provisions of this Agreement. The Exchange Agent shall accept such Certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 2.7, each Certificate representing HFB Stock shall be deemed from and after the Effective Time of the Holding Company Merger to evidence only the right to receive the consideration to which it is entitled hereunder upon such surrender. TI shall not be obligated to deliver the consideration to which any former holder of HFB Stock is entitled as a result of the Holding Company Merger until such holder surrenders his Certificate or Certificates for exchange as provided in this Section 2.7. If any certificate for shares of TI Stock, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

               (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time of the Holding Company Merger with respect to TI Stock with a record date after the Effective Time of the Holding Company Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TI Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of TI Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of TI Stock to which such holder is entitled pursuant to Section 2.3 and the amount of dividends or other distributions with a record date after the Effective Time of the Holding

Company Merger theretofore paid with respect to such whole shares of TI Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of TI Stock.

               (d) No Further Ownership Rights in HFB Stock. All cash and shares of TI Stock issued upon the surrender for exchange of shares of HFB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of HFB Stock, and there shall be no further registration of transfers on the stock transfer books of TI, after the Holding Company Merger, of the shares of HFB Stock which were outstanding immediately prior to the Effective Time of the Holding Company Merger. If, after the Effective Time of the Holding Company Merger, Certificates are presented to TI for any reason, they shall be canceled and exchanged as provided in this Agreement.

               (e) Termination of Exchange Fund. Any portion of the Exchange Fund, including any interest thereon, which remains undistributed to the stockholders of HFB following the passage of twenty-four (24) months after the Effective Time of the Holding Company Merger shall be delivered to TI, upon demand, and any stockholders of HFB who have not theretofore complied with this
Section 2.7 shall thereafter look only to TI for payment of their claim for cash and TI Stock, any cash in lieu of fractional shares of TI Stock and any dividends or distributions with respect to TI Stock.

               (f) No Liability. Neither HFB nor TI shall be liable to any holder of shares of HFB Stock or TI Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) No Ownership Rights. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of TI Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of TI Stock for the account of the Persons entitled thereto.

               (h) Affiliates. Certificates surrendered for exchange by any Person constituting an "Affiliate" of HFB for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of TI Stock until TI has received a written agreement from such person as provided in Section 6.10.

        2.8 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of HFB Stock who shall be entitled to be paid the "fair value" of such holder's Dissenting Shares of HFB Stock, as provided in Section 262 of the Delaware General Corporation Law, shall not be entitled to the consideration to which such holder would otherwise have been entitled pursuant to Section 2.1 or Section 2.2, as the case may be, unless and until such holder shall have failed to perfect or withdrawn or lost such holder's rights under Section 262 of the Delaware General Corporation Law, and shall be entitled to receive only such payment provided for by Section 262 of the Delaware General Corporation Law.

        2.9 Adjustments for Dilution and Other Matters. If prior to the Effective Time of the Holding Company Merger, (a) TI shall declare a stock dividend or distribution on TI Stock with a record date prior to the Effective Time of the Holding Company Merger, or subdivide, split up, reclassify or combine TI Stock, or declare a dividend, or make a distribution, on the TI Stock in any security convertible into TI Stock, in each case with a record date prior to the Effective Time of the Holding Company Merger, or (b) the outstanding shares of TI Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in TI's capitalization, then a proportionate adjustment or adjustments will be made to the Exchange Ratio, which adjustment or adjustments may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to holders of TI Stock generally.

        2.10   Effect of the Holding Company Merger.

               (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the effect of the Holding Company Merger shall be as provided in this paragraph (a). By virtue of the Holding Company Merger and at the Effective Time of the Holding Company Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of HFB and TI shall be vested in and be held and enjoyed by TI without further act or deed, and all the estates and interests of every kind of HFB and TI, including all debts due to either of them, shall be as effectively the property of TI, as they were of HFB, and the title to any real estate vested by deed or otherwise in either HFB or TI shall not revert or be in any way impaired by reason of the Holding Company Merger; and all rights of creditors and liens upon any property of HFB and TI shall be preserved unimpaired and all the liabilities and duties of HFB and TI shall be debts, liabilities and duties of TI and may be enforced against it to the same extent as if such debts, liabili ties and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Holding Company Merger.

               (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the effect of the Holding Company Merger shall be as provided in this paragraph (b). By virtue of the Holding Company Merger and at the Effective Time of the Holding Company Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of HFB and the TI Subsidiary shall be vested in and be held and enjoyed by HFB, without further act or deed, and all the estates and interests of every kind of HFB and the TI Subsidiary, including all debts due to either of them, shall be as effectively the property of HFB, as they were of the TI Subsidiary, and the title to any real estate vested by deed or otherwise in either HFB or the TI Subsidiary shall not revert or be in any way impaired by reason of the Holding Company Merger;

and all rights of creditors and liens upon any property of HFB and the TI Subsidiary shall be preserved unimpaired and all the liabilities and duties of HFB and the TI Subsidiary shall be debts, liabilities and duties of HFB and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Holding Company Merger.

        2.11   Name of Corporation Surviving the Holding Company Merger.

               (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the name of the corporation surviving the Holding Company Merger shall be "Temple-Inland Inc."

               (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the name of the corporation surviving the Holding Company Merger shall be "HF Bancorp, Inc."

        2.12 Certificate of Incorporation and Bylaws of Corporation Surviving the Holding Company Merger.

               (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the Certificate of Incorporation and Bylaws of TI, as in effect immediately prior to the Effective Time of the Holding Company Merger shall be the Certificate of Incorporation and Bylaws of TI after the Holding Company Merger.

               (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the Certificate of Incorporation and Bylaws of the TI Subsidiary, as in effect immediately prior to the Effective Time of the Holding Company Merger shall be the Certificate of Incorporation and Bylaws of HFB after the Holding Company Merger.

        2.13 Directors and Officers of Corporation Surviving the Holding Company Merger.

               (a) If the Holding Company Merger is effected in accordance with
Section 2.1, the directors and officers of the corporation surviving the Holding Company Merger shall be as provided in this paragraph (a). At the Effective Time of the Holding Company Merger, the then directors of TI shall be the directors of TI, until their successors have been chosen and qualified in accordance with the Certificate of Incorporation and Bylaws of TI. The officers of TI, immediately prior to the Effective Time of the Holding Company Merger shall be the officers of TI, until they resign or are replaced or terminated by the Board of Directors of TI, or otherwise in accordance with the Certificate of Incorporation and Bylaws of TI.

               (b) If the Holding Company Merger is effected in accordance with
Section 2.2, the directors and officers of the corporation surviving the Holding Company Merger shall be as provided in this paragraph (b). At the Effective Time of the Holding Company Merger, the then directors of the TI Subsidiary shall be the directors of HFB, until their successors have been chosen and qualified in accordance with the Certificate of Incorporation and Bylaws of HFB. The officers of the TI Subsidiary, immediately prior to the Effective Time of the Holding Company Merger shall be the officers of HFB, until they resign or are replaced or terminated by the Board of Directors of HFB, or otherwise in accordance with the Certificate of Incorporation and Bylaws of HFB.


                                   ARTICLE III

                                   THE CLOSING

        3.1 Closing Date. The Closing shall take place on the Closing Date.

        3.2 Execution of Merger Documents. Prior to the Closing, the Certificate of Merger shall be executed by TI, if Section 2.1 is applicable, or by HFB, if
Section 2.2 is applicable, and the Agreement of Bank Merger shall be executed by Guaranty and Hemet. On or before the Closing Date, the Certificate of Merger shall be duly filed with the Delaware Secretary as required by applicable laws and regulations to render the Holding Company Merger effective as of the Closing Date.

        3.3 Documents to be Delivered. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement.


                                   ARTICLE IV

                               REPRESENTATIONS AND
                           WARRANTIES OF HFB AND HEMET

        HFB and Hemet, jointly and severally, represent and warrant to TI and Guaranty as follows, provided that to the extent any representation or warranty relates to HFB, Hemet does not make any representations to such extent:

        4.1 Incorporation, Standing and Power. HFB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under HOLA. Hemet is a federal savings association duly organized, validly existing and in good standing under the laws of the United States and is authorized by the OTS to conduct a federal savings association business. The HFB Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Certificates of Incorporation and Bylaws of each of HFB and the HFB Subsidiary, and the Federal Stock Charter and Bylaws of Hemet, all as amended to date, are in full force and effect. Hemet's deposits are insured by the FDIC through the SAIF in the manner and to the fullest extent provided by law. HFB, Hemet and the HFB Subsidiary have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted and HFB and Hemet have the corporate power and authority to execute and deliver this Agreement and the Agreement of Bank Merger, as the case may be, and to perform their respective obligations hereunder and thereunder, as the case may be, and to consummate the transactions contemplated hereby and thereby, as the case may be. Neither the scope of the business of HFB, Hemet or the HFB Subsidiary nor the location of any of their respective properties requires that HFB, Hemet or the HFB Subsidiary be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect.

        4.2    Capitalization.

               (a) As of the date of this Agreement, the authorized capital stock of HFB consists of 15,000,000 shares of HFB Stock, of which 6,395,303 shares are outstanding, and 2,000,000 shares of serial preferred stock of which no shares are outstanding. All of the outstanding shares of HFB Stock have been duly authorized and validly issued and are fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date of this Agreement, except for HFB Options covering 587,010 shares of HFB Stock granted pursuant to the HFB Stock Option Plan and options to be granted to TI pursuant to the Stock Option Agreement attached hereto as Exhibit A, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of HFB Stock nor any securities convertible into such stock, and HFB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. HFB has furnished TI a list (the "HFB Option List") setting forth the name of each holder of an HFB Option or HFB Award, the number of shares of HFB Stock covered by each such HFB Option or HFB Award, the vesting schedule of such HFB Option or HFB Award, and the exercise price per share and the expiration date of each such HFB Option or HFB Award, as applicable.

               (b) As of the date of this Agreement, the authorized capital stock of Hemet consists of 15,000,000 shares of Hemet Stock, of which 1,000 shares are outstanding and owned of record and beneficially by HFB free and clear of any Encumbrance and 2,000,000 shares of serial preferred stock of which no shares are outstanding . The outstanding shares of Hemet Stock have been duly authorized and validly issued and are fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). There are no contracts, commitments, understandings or arrangements relating to HFB's rights to vote or to dispose of such securities. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Hemet Stock or any other securities convertible into such stock, and Hemet is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

               (c) As of the date of this Agreement, the authorized capital stock of the HFB Subsidiary consists of 25,000 shares of common stock, of which 504 shares are outstanding and owned of record and beneficially by Hemet free and clear of any Encumbrance. The outstanding shares of common stock of the HFB Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). There are no contracts, commitments, understandings or arrangements relating to Hemet's rights to vote or to dispose of such securities. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and the HFB Subsidiary is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

        4.3 Subsidiaries. Except for Hemet and the HFB Subsidiary, HFB does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity except for 100 shares of Class A Common Stock, of The Clearinghouse Community Development Financial Institution. Except for the HFB Subsidiary, Hemet does not own, directly or indirectly, the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity, except for the shares of capital stock, par value $100 per share, of the FHLBSF and 100 shares of Class A Common Stock, of The Clearinghouse Community Development Financial Institution.

        4.4 Financial Statements. HFB has previously furnished to TI a copy of the Financial Statements of HFB. The Financial Statements of HFB: (a) present fairly the consolidated financial condition of HFB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied; (c) set forth as of the respective dates indicated adequate reserves for loan and lease losses and other contingencies; and (d) are based upon the books and records of HFB, Hemet and the HFB Subsidiary. Hemet's allowance for loan and lease losses as of October 31, 1998 was $6,557,000.

        4.5 Reports and Filings. HFB, Hemet and the HFB Subsidiary have filed all reports, returns, registrations and statements (such reports and filings referred to as "HFB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the OTS, (c) the FDIC and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No material adverse



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

administrative actions have been taken or orders issued in connection with such HFB Filings. As of their respective dates, each of such HFB Filings (y) complied in all material respects with all applicable laws and regulations (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) with respect to the HFB Filings made with the SEC did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any of such HFB Filings fairly presented, as of their respective dates or for their respective periods, the financial position, results of operations and changes in cash flows, as the case may be, of HFB, Hemet or the HFB Subsidiary and were prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. HFB has furnished TI with true and correct copies of all HFB Filings filed by HFB or Hemet with the SEC, OTS, FDIC and any other federal or state securities or banking authority since January 1, 1995.

        4.6 Authority of HFB and Hemet. The execution and delivery by HFB and Hemet of this Agreement and by Hemet of the Agreement of Bank Merger, subject to the requisite approval of the stockholders of HFB and the sole shareholder of Hemet, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of HFB and Hemet, and this Agreement is and the Agreement of Bank Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of HFB or Hemet or both of them, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in a list furnished by HFB and Hemet to TI (the "HFB Conflicts and Consents List"), neither the execution and delivery by HFB and Hemet of this Agreement or by Hemet of the Agreement of Bank Merger, the consummation of the Holding Company Merger or Bank Merger or the transactions contemplated herein or therein, nor compliance by HFB and Hemet with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of the respective Certificates of Incorporation, as amended, or Bylaws, as amended, of HFB or the HFB Subsidiary or the Federal Stock Charter or Bylaws of Hemet; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which HFB, Hemet or the HFB Subsidiary is a party, or by which HFB, Hemet or the HFB Subsidiary or any of their respective properties or assets is bound, except as would not, individually or in the aggregate, have a Material Adverse Effect; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of HFB, Hemet or the HFB Subsidiary, except for Encumbrances that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby; (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to HFB,

Hemet or the HFB Subsidiary or any of their respective properties or assets. Except as set forth in the HFB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by HFB and Hemet of this Agreement or by Hemet of the Agreement of Bank Merger, the consummation by HFB and Hemet of the Holding Company Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement, the Agreement of Bank Merger and the Holding Company Merger and the transactions contemplated hereby and thereby by the stockholders of HFB and the sole shareholder of Hemet; (ii) such approvals or nonobjections as may be required by the OTS and the FDIC; (iii) the filing and declaration of effectiveness of the S-4 Registration Statement with the SEC; and (iv) the filing of the Certificate of Merger and the Agreement of Bank Merger with the Delaware Secretary and the OTS, respectively.

        4.7 Insurance. Except as set forth in a list furnished by HFB and Hemet to TI, (the "HFB Insurance List"): (a) HFB, Hemet and the HFB Subsidiary have, and have had since July 1, 1995, policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customary for their respective businesses, operations, properties and assets; (b) no insurer under any policy or bond maintained by HFB, Hemet or the HFB Subsidiary has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder and all such policies and bonds are in full force and effect; and (c) none of HFB, Hemet or the HFB Subsidiary is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the HFB Insurance List is a list of all policies of insurance carried and owned by HFB, Hemet and the HFB Subsidiary, showing, as of September 30, 1998, the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to TI a copy of each such policy of insurance.

        4.8 Title to Assets. HFB, Hemet and the HFB Subsidiary have good and marketable title to all their respective material, non-real estate, properties and assets, owned or stated to be owned by HFB, Hemet or the HFB Subsidiary, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of HFB; (b) for Encumbrances for current Taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of HFB on a consolidated basis; or (e) as set forth in a list furnished by HFB and Hemet to TI (the "HFB Personal Property List.")

        4.9 Real Estate. HFB and Hemet have furnished TI a list (the "HFB Real Property List") of real property, including leaseholds and all other interests in real property (other than security interests), owned by HFB, Hemet or the HFB Subsidiary. HFB has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. HFB, Hemet or the HFB Subsidiary have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the HFB Real Property List, free and clear of all Encumbrances, except: (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for Taxes not yet due; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the HFB Real Property List. HFB has furnished TI with true and correct copies of all leases included in the HFB Real Property List, all title insurance policies and all documents evidencing HFB's or Hemet's interest in real property included in the HFB Real Property List.

        4.10 Litigation. Except as set forth in the HFB Filings or in a list furnished by HFB and Hemet to TI (the "HFB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to HFB's or Hemet's knowledge, threatened, against HFB, Hemet or the HFB Subsidiary or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of HFB, Hemet or HFB Subsidiary. Also, except as disclosed in the HFB Filings or in the HFB Litigation List, there are no material judgments, decrees, stipulations or orders against HFB, Hemet or the HFB Subsidiary or enjoining any of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        4.11   Taxes.

               (a) Except as set forth in a list furnished by HFB and Hemet to TI (the "HFB Tax List"), (A) all material Tax Returns required to be filed by or on behalf of HFB, the HFB Subsidiary, Hemet or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of HFB, Hemet or the HFB Subsidiary, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the HFB balance sheet, and adequate reserves or accruals for Taxes have been provided in the HFB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of HFB, Hemet or the HFB Subsidiary. or any Affiliated Group(s) of which any of them is or was a member.

               (b) HFB, Hemet and the HFB Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

               (c) TI has received complete copies of (i) all material income or franchise Tax Returns of HFB, Hemet and the HFB Subsidiary relating to the taxable periods since July 1, 1995 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to HFB, Hemet or the HFB Subsidiary, with respect to their respective income, assets or operations.

               (d) Except as set forth in the HFB Tax List, no claim has been made by a taxing authority in a jurisdiction where HFB, Hemet or the HFB Subsidiary do not file an income or franchise Tax Return such that HFB, Hemet or the HFB Subsidiary are or may be subject to taxation by that jurisdiction.

               (e) Except as set forth in the HFB Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including HFB, Hemet and/or the HFB Subsidiary have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have HFB, Hemet or the HFB Subsidiary received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against HFB, Hemet or any HFB Subsidiary for any subsequent taxable period that could be material.

               (f) Except as set forth in the HFB Tax List, none of HFB, Hemet or the HFB Subsidiary nor any other Person on behalf of HFB, Hemet or the HFB Subsidiary has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by HFB, Hemet or the HFB Subsidiary, (ii) agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by HFB, Hemet or the HFB Subsidiary or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of HFB, Hemet or the HFB Subsidiary, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to HFB, Hemet or the HFB Subsidiary.

               (g) Except as set forth in the HFB Tax List, no property owned by HFB, Hemet or the HFB Subsidiary is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

               (h) Neither HFB (except with HFB Subsidiary or Hemet) nor the HFB Subsidiary nor Hemet (except with HFB or one another) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

               (i) Except as set forth in the HFB Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by HFB, Hemet, the HFB Subsidiary or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

               (j) There are no liens as a result of any unpaid Taxes upon any of the assets of HFB, Hemet or the HFB Subsidiary.

               (k) Except as set forth in the HFB Tax List, HFB, Hemet and the HFB Subsidiary have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

               (l) Except as set forth in the HFB Tax List, none of the members of HFB's Affiliated Group has any net operating loss carryovers.

               (m) HFB and Hemet agree to cooperate, and to cause the HFB Subsidiary to cooperate, with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Holding Company Merger and the Bank Merger both qualify as reorganizations within the meaning of Section 368(a) of the Code as contemplated in Sections 10.5 and 11.10 hereof. Such Persons acknowledge that their inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

        4.12   Compliance with Laws and Regulations.

               (a) None of HFB, Hemet or the HFB Subsidiary is in default under or in breach or violation of (i) any provision of their respective Certificate of Incorporation, as amended, Federal Stock Charter, Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect. The properties and operations of HFB, Hemet and the HFB Subsidiary are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

               (b) Except as set forth on a list furnished by HFB and Hemet to TI (the "HFB Environmental Compliance List"), to HFB's and Hemet's knowledge (or actual knowledge, as the case may be): (i) HFB, Hemet and the HFB Subsidiary are in compliance with all Environmental Regulations in all material respects; (ii) there are no Tanks on, under or above HFB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating from HFB Property that would reasonably expect to give rise to a Material Adverse Effect; (iv) to HFB's and Hemet's actual knowledge, HFB and Hemet have no loans outstanding secured by real property of which the real property is not in compliance with Environmental Regulations or which has a Tank or upon which there are Hazardous Materials or from which Hazardous Materials are migrating; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against HFB, Hemet or the HFB Subsidiary or, to HFB's and Hemet's actual knowledge, concerning property securing HFB or Hemet loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting HFB Property or, to HFB's and Hemet's actual knowledge, property securing HFB or Hemet loans, relating to the foregoing representations (i) - (iv). For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "HFB Property" shall mean real estate owned, leased, or otherwise used by HFB, Hemet or the HFB Subsidiary, or in which HFB, Hemet or the HFB Subsidiary has an investment (by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by HFB, Hemet or the HFB Subsidiary in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order action, policy or common law; or which is defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental



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

Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq. ); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq. ); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.
Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq. ); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos or ureaformaldehyde foam insulation.

               (c) HFB and Hemet have provided to TI phase I environmental assessments with respect to each interest in real property set forth on the HFB Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of HFB or Hemet. The HFB Real Property list discloses each such property as to which such an assessment has not been prepared on behalf of HFB, Hemet or the HFB Subsidiary.

        4.13 Performance of Obligations. HFB, Hemet and the HFB Subsidiary have performed in all material respects all of the obligations required to be performed by them to date of any covenant, contract, lease, indenture or any other covenant to which any of them is a party, or to which any of them or any of their respective properties is subject or by which any of them or any of their respective properties are otherwise bound, and none of them are in default under or in breach of any term or provision of any such covenant, contract, lease, indenture or any other such covenant, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such defaults and breaches would, individually or in the aggregate, have a Material Adverse Effect. Except for loans and leases made by Hemet in the ordinary course of business, to HFB's or Hemet's knowledge, no other party to any such covenant, contract, lease or indenture or any other covenant is in material default or breach thereunder.

        4.14 Employees. Except as set forth in the HFB Litigation List, there are no material controversies pending or threatened between HFB, Hemet or the HFB Subsidiary and any of their respective employees. None of HFB, Hemet or the HFB Subsidiary is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong.

        4.15 Registration Obligation. None of HFB, Hemet or the HFB Subsidiary is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

        4.16 Brokers and Finders. Except for the obligation to Keefe, Bruyette & Woods, Inc. as set forth in a letter agreement, dated June 26, 1998, a copy of which has been delivered to TI, none of HFB, Hemet or the HFB Subsidiary is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

        4.17 Material Contracts. Except as set forth in a list furnished by HFB and Hemet to TI (the "HFB Contract List") (all items listed or required to be listed in such HFB Contract List being referred to herein as "Scheduled Contracts"), none of HFB, Hemet or the HFB Subsidiary is party to, nor are any of HFB, Hemet or the HFB Subsidiary or any of their respective properties subject to, nor or any of them or any of their respective properties bound by, any of the following:

               (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of HFB, Hemet or the HFB Subsidiary and is not terminable by HFB, Hemet or the HFB Subsidiary within one year without penalty or (ii) requires payment by HFB, Hemet or the HFB Subsidiary of $50,000 or more per annum;

               (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by HFB, Hemet or the HFB Subsidiary of $50,000 or more per annum;

               (c) any contract or agreement that restricts HFB, Hemet or the HFB Subsidiary (or would restrict any Affiliate of any of them (including TI and its subsidiaries) after the Effective Time of the Holding Company Merger) from competing in any line of business with any Person or using or employing the services of any Person;

               (d) any lease of real or personal property providing for annual lease payments by or to HFB, Hemet or the HFB Subsidiary in excess of $50,000 per annum other than (A) financing leases entered into in the ordinary course of business in which HFB, Hemet or the HFB Subsidiary is lessor and (B) leases of real property presently used by Hemet as banking or loan production offices;

               (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of HFB, Hemet or the HFB Subsidiary (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $50,000 or more;

               (f) other than as described in the HFB Filings or as set forth in the HFB Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of HFB, Hemet or the HFB Subsidiary;

               (g) any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more other than as indicated in the HFB Branch List;

               (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which HFB, Hemet or the HFB Subsidiary has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

               (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business and reflected in the financial records of HFB, Hemet or the HFB Subsidiary);

               (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by HFB, Hemet or the HFB Subsidiary (as lessee) that materially restricts the use, transferability or value of such property;

               (k) any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

               (l) any supply, maintenance or landscape contracts not terminable by HFB, Hemet or the HFB Subsidiary without penalty on thirty (30) days or less notice and which provides for payments in excess of $50,000 per annum;

               (m) other than as disclosed with reference to subparagraph (k) of this Section 4.17, any material agreement which would be terminable other than by HFB, Hemet or the HFB Subsidiary as a result of the consummation of the transactions contemplated by this Agreement;

               (n) any contract of participation with any other financial institution in any loan in excess of $50,000 or any sales of assets of HFB or Hemet with recourse of any kind to HFB or Hemet except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

               (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

               (p) any contract relating to the provision of data processing services to HFB, Hemet or the HFB Subsidiary;

               (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by HFB, Hemet or the HFB Subsidiary other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

        True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to TI.

        4.18 Certain Material Changes. Except as set forth in a list delivered by HFB and Hemet to TI (the "HFB Material Adverse Effect List") or in the financial statements and notes thereto to be included in HFB's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 in the form delivered by HFB to TI (the "HFB Financial Statements List"), since June 30, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of HFB, Hemet or the HFB Subsidiary, or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect;

               (b) Any event or circumstance that, individually or taken together with all other events and circumstances, has had or may reasonably be expected to have a Material Adverse Effect; or

               (c) Any direct or indirect redemption, purchase or other acquisition by HFB, Hemet or the HFB Subsidiary of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of HFB Stock whether consisting of money, other personal property, real property or other things of value.

        4.19 Licenses and Permits. HFB, Hemet and the HFB Subsidiary have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect. The respective properties, assets, operations and businesses of

HFB, Hemet and the HFB Subsidiary are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits.

        4.20 Undisclosed Liabilities. None of HFB, Hemet or the HFB Subsidiary has any liabilities or obligations, either accrued or contingent, that are material to HFB on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of HFB; (b) disclosed in a list furnished by HFB and Hemet to TI (the "HFB Undisclosed Liabilities List") or on any other HFB List; or (c) incurred in the ordinary course of business consistent with past practices, which incurrence would not give rise, individually or in the aggregate, to a Material Adverse Effect. None of HFB, Hemet or the HFB Subsidiary knows of any reasonable basis for the assertion against any of them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect that is not accurately reflected in the Financial Statements of HFB or otherwise disclosed in this Agreement.

        4.21   Employee Benefit Plans.

               (a) Existence of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "employee benefit plans" (as such term is defined in Section 3(3) of ERISA) of which HFB or any member of the same controlled group of corporations, trades or businesses as HFB within the meaning of Section 4001
(a)(14) of ERISA, including, but not limited to, Hemet and HFB Subsidiary (for purposes of this Section, an "ERISA Affiliate") is a sponsor or participating employer or as to which HFB or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any employment, severance or other agreement, plan, arrangement or policy of HFB or of any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation, stock awards, stock based com pensation or other forms of incentive compensation or post-termination insurance, compensation or benefits. Except as set forth in the list delivered by HFB and Hemet to TI (the "HFB Employee Plan List"), (i) neither HFB nor any of its ERISA Affiliates maintains or sponsors, or makes or is required to make contributions to, any Plans, (ii) none of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) none of the Plans is a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and (iv) each of the Plans has been administered and maintained, and is, in material compliance with, all provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and all other applicable laws. Notwithstanding any statement or indication in this Agreement to the contrary, and except as disclosed in the HFB Employee Plan List there are no Plans as to which HFB or its ERISA Affiliates will be required to make any contributions, whether on behalf of any of the current employees of HFB, its ERISA Affiliate or on behalf of any other person, after the Closing. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the HFB or any of its ERISA Affiliates. Neither HFB nor any

ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan, or modify or change any existing Plan that would affect any employee or terminated employee of HFB or any ERISA Affiliate, except as set forth in the HFB Employee Plan List. Except as set forth in the HFB Employee Plan List, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of HFB, Hemet or the HFB Subsidiaries to severance pay, (ii) accelerate the funding, time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or (iii) result in any breach or violation of, or default under, any of the Plans. HFB has delivered to TI true and complete copies of: (i) each of the Plans and any related funding and service agreements thereto (including insurance contracts, investment managing agreements, subscription and participation agreements and recordkeeping contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective summary plan description, summary of material modifications and all material employee communications pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable); and (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents and any requests for rulings, determinations, or opinions pending with the Internal Revenue Service or any other governmental agency.

               (b) Present Value of Benefits. The present value of all "benefit liabilities", as defined in Section 4001(a)(16) of ERISA, under any Plan subject to Title IV of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) shall not, as of the Closing Date, exceed the value of the assets of such Plan allocated to such benefit liabilities. With respect to each Plan that is subject to Title IV of ERISA (i) no amount is due or owing from HFB or its ERISA Affiliates to the Pension Benefit Guaranty Corporation or to any "multiemployer plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including without limitation the termination of the Plans at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable laws.

               (c) Penalties; Reportable Events. None of the Plans, nor any trust created thereunder nor any trustee, fiduciary or administrator thereof, has engaged in any transaction which might subject HFB, Hemet or the HFB Subsidiary to any tax or penalty on prohibited transactions imposed by Section 4975 of the Code or Section 406 of ERISA or to any civil penalty imposed by
Section 502 of ERISA. None of the Plans subject to Title IV of ERISA has been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of such Plans within the 12 month period ending on the date hereof for which the 30-day reporting requirement has not been waived, nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no
(i) withdrawal by

HFB or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in
Section 4063(b) of ERISA, or (ii) cessation by HFB or any of its ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in Section 4062(f) of ER1SA.

               (d) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, neither HFB nor any of its ERISA Affiliates has any provided or is required to provide security to any Plan pursuant to Section 401(a)(29) of the Code. Each of the Plans which is intended to be a qualified plan under Section 401 (a) of the Code has received a favorable determination letter from the Internal Revenue Service and HFB does not know of any fact which could adversely affect the qualified status of any such Plan. All contributions required to be made to each of the Plans under the terms of the Plan, ERISA, the Code, or any other applicable laws have been timely made. The Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. Except as set forth in the HFB Employee Plan List, there is no Plan or other contract, agreement or benefit arrangement covering any employee of HFB or Hemet which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code).

               (e) Litigation. There have occurred and there exists (i) no pending litigation or controversies against the Plans or against HFB or any of its ERISA Affiliates as the "employer" or "sponsor" under the Plans or against the trustee, fiduciaries or administrators of any of the Plans and (ii) no pending or, to HFB's knowledge, threatened investigations, proceedings, lawsuits, disputes, actions or controversies involving the Plans, the administrator or trustee of any of the Plans with any of the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, any participant in the Plans or any other person whatsoever. Without limiting the generality of the foregoing, there are no lawsuits or other claims, pending or, to HFB's knowledge, threatened (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any "fiduciary" of such Plan (within the meaning of Section 3(21)(a) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder.

               (f) None of HFB, Hemet, the HFB Subsidiary or any of their ERISA Affiliates has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, (ii) temporary employees who have worked for any of HFB, Hemet, the HFB Subsidiary or any of their ERISA Affiliates for more than six months or who may otherwise be eligible to participate in any of the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, (iii) individuals who have provided services to HFB, Hemet, the HFB Subsidiary or any of their ERISA Affiliates as independent contractors for more than six months or who may otherwise be eligible to participate in the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

               (g) Except as set forth in the HFB Employee Plan List, with respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of HFB, Hemet, the HFB Subsidiary or any of their ERISA Affiliates, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

        4.22 Corporate Records. The minute books of HFB, Hemet and the HFB Subsidiary, accurately reflect all actions taken to this date by the respective stockholders, boards of directors and committees of HFB, Hemet and the HFB Subsidiary. True and complete copies of HFB's, Hemet's and the HFB Subsidiary's Certificates of Incorporation, as amended, Federal Stock Charter, Articles of Incorporation, as amended, Bylaws, as amended, and other charter documents, and all amendments thereto, have been delivered to TI on or before the date hereof.

        4.23 Community Reinvestment Act. Hemet received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither HFB nor Hemet have been advised of any supervisory concerns regarding any of Hemet's compliance with the Community Reinvestment Act.

        4.24   Regulatory Actions.

               (a) As of the date hereof, and to HFB's and Hemet's knowledge, HFB and Hemet are in compliance in all material respects with all applicable material federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans with Disabilities Act, and all other applicable fair lending laws or other laws relating to discrimination, and to HFB's and Hemet's actual knowledge, neither HFB nor Hemet is the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts.

               (b) Except as set forth in a list (the "HFB Regulatory Actions List"), each material violation, criticism, or exception by any Governmental Entity with respect to any examinations of HFB or Hemet has been responded to or is in the process of being responded to, and neither HFB nor Hemet has been advised by any Governmental Entity that its response is inadequate.

               (c) Neither HFB, Hemet nor the HFB Subsidiary is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity nor has it been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        4.25 Insider Loans; Other Transactions. HFB has previously provided TI with a listing, current as of November 10, 1998, of all extensions of credit made by HFB, Hemet and the HFB Subsidiary to each of its and their executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects. Neither HFB, Hemet nor the HFB Subsidiary owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of HFB, Hemet or the HFB Subsidiary (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the HFB Stock Option Plan, or any amounts due pursuant to HFB's Plans).

        4.26 Accounting Records. HFB, Hemet and the HFB Subsidiary maintain accounting records which fairly and accurately reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures and/or applicable regulatory accounting principles or banking regulations consistently applied. Such records, to the extent they contain important information pertaining to HFB, Hemet and the HFB Subsidiary which is not easily and readily available elsewhere, have been stored and maintained in compliance with OTS Regulations.

        4.27 Indemnification. Other than pursuant to the provisions of its charter or bylaws, none of HFB, Hemet or the HFB Subsidiary is a party to any indemnification agreement with any of its present directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of HFB (a "Covered Person"), and to the knowledge of HFB, there are no claims for which any Covered Person would be entitled to indemnification under Section 7.6 if such provisions were deemed in effect, except as set forth in a list furnished by HFB and Hemet to TI (the "HFB Indemnification List").

        4.28 Offices and ATMs. HFB and Hemet have furnished to TI a list (the "HFB Offices List") setting forth the headquarters of Hemet (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Hemet (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the HFB Offices List, Hemet maintains no other office or ATM and conducts business at no other location, and Hemet has not applied for nor received permission to open any additional branch nor operate at any other location.

        4.29   Loan Portfolio.

               (a) HFB and Hemet have furnished to TI a list (the "HFB Loan List") that sets forth as of September 30, 1998 a description of (a) each loan, lease, other extension of credit or commitment to extend credit by Hemet in excess of $25,000; (b) all loans, leases, other extensions and commitments to extend credit by Hemet of $25,000 or more, that have been classified by any bank regulatory authority or any unit of HFB or Hemet or by any other Person as "Criticized," "Specially Mentioned," "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"); and (c) all consumer loans due to Hemet as to which any payment of principal, interest or any other amount is ninety (90) days or more past due. There is no material disagreement with any regulatory agency as to any classification referred to herein.

               (b) Each loan, other than loans the aggregate amount of which to any one borrower and its related interests reflected as an asset on HFB's most recent balance sheet does not exceed $25,000, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidence of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by Hemet and that are subject to
Section 11 of HOLA comply therewith.

        4.30 Investment Securities. HFB and Hemet have furnished to TI a list (the "HFB Investment Securities List") setting forth a description of each Investment Security held by HFB, Hemet or the HFB Subsidiary on October 31, 1998. The HFB Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. None of HFB, Hemet or the HFB Subsidiary holds any Investment Security classified as trading.

        4.31 Derivatives Contracts; Structured Notes; Etc. Except as set forth in a list furnished by HFB and Hemet to TI, (the "HFB Derivatives List") none of HFB, Hemet or the HFB Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

        4.32 Power of Attorney. None of HFB, Hemet or the HFB Subsidiary has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

        4.33 Material Interests of Certain Persons. Except as disclosed in HFB's proxy statement for its 1998 annual meeting of stockholders, no officer or director of HFB, or any associate thereof (as such term is defined in Rule 12b-2 under the Exchange Act), has any material interest in any material contract or property (real or personal) tangible or intangible, used in or pertaining to the business of HFB, Hemet or the HFB Subsidiary.

        4.34 Tax Matters. Except as expressly contemplated by Sections 2.2 and 2.5(c)(iii), none of HFB, Hemet or the HFB Subsidiary, nor, to the knowledge of HFB or Hemet, any of their respective Affiliates, has taken or agreed to take any action that would prevent the business combinations to be effected by the Mergers from qualifying as reorganizations under Section 368(a) of the Code.

        4.35 Facts Affecting Regulatory Approvals. To the knowledge of HFB and Hemet, there is no fact, event or condition applicable to HFB, Hemet or the HFB Subsidiary which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Mergers and other transactions contemplated by this Agreement.

        4.36 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of HFB or Hemet ("HFB Supplied Information") for inclusion or incorporation by reference in (a) the Proxy Statement to be mailed to the stockholders of HFB in connection with obtaining the approval of the stockholders of HFB of this Agreement, the Holding Company Merger and the other transactions contemplated hereby, or any amendment or supplement thereto, and (b) any other documents to be filed with the SEC, the OTS, the FDIC or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.37   Certain Regulatory Matters.

               (a) Hemet is a qualified thrift lender under Section 10(m) of the HOLA and is a member in good standing of the FHLBSF; and

               (b) Hemet has not paid any dividends to HFB that (i) caused the regulatory capital of Hemet to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as required by applicable law or OTS Regulations, there are no restrictions on the payment of dividends by Hemet or HFB.

        4.38   Corporate Approval.

               (a) The affirmative vote of the holders of a majority of the outstanding shares of HFB Stock is required to adopt this Agreement and approve the Holding Company Merger and the other transactions contemplated hereby. No other vote of the stockholders of HFB is required by law, the Certificate of Incorporation or Bylaws of HFB or otherwise to adopt this Agreement and approve the Holding Company Merger and the other transactions contemplated hereby; and

               (b) At a duly constituted meeting of the Board of Directors of HFB and Hemet, the respective directors unanimously authorized HFB's and Hemet's entry into this Agreement and the transactions contemplated hereby.

        4.39 Intellectual Property. Except as set forth in a list furnished by HFB and Hemet to TI (the "HFB Intellectual Property List"), HFB, Hemet and the HFB Subsidiary own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and none of HFB, Hemet or the HFB Subsidiary have received any notice with respect thereto that asserts the rights of others. HFB, Hemet and the HFB Subsidiary have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

        4.40 Year 2000. To the knowledge of HFB and Hemet, the mission critical computer software operated by HFB and Hemet is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. To the knowledge of HFB and Hemet, the costs of the adaptations referred to in this clause will not have a Material Adverse Effect. Neither Hemet nor HFB has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the OTS). Hemet and HFB have disclosed to TI a complete and accurate copy of their plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect HFB and Hemet. Between the date of this Agreement and the Effective Time, HFB and Hemet shall use commercially practicable efforts to implement such plan.

        4.41 Accuracy and Currentness of Information Furnished. The representations and warranties made by HFB and Hemet hereby or in the Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such Lists or schedules from being misleading.


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF TI AND GUARANTY

        TI and Guaranty, jointly and severally, represent and warrant to HFB and Hemet as follows:

        5.1 Incorporation, Standing and Power. TI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and is duly registered as a savings and loan holding company under HOLA. Guaranty is a federal savings bank duly incorporated, validly existing and in good standing under the laws of the United States and is authorized by the OTS to conduct a federal savings bank business. Prior to the Closing, the TI Subsidiary will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and will have all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business. The Certificate of Incorporation and Bylaws of TI and the Federal Stock Charter and Bylaws of Guaranty, each as amended to date, are in full force and effect, and prior to the Closing the Certificate of Incorporation and Bylaws of TI Subsidiary will be in full force and effect. Guaranty's deposits are insured by the FDIC through the SAIF in the manner and to the fullest extent provided by law. Each of TI and Guaranty is, and prior to the Closing the TI Subsidiary will be, duly qualified and in good standing as a foreign corporation, and authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

        5.2 Authority of TI and Guaranty. The execution and delivery by TI and Guaranty of this Agreement and by Guaranty of the Agreement of Bank Merger, and subject to the requisite approval of the shareholder of Guaranty of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of TI and Guaranty, and this Agreement is and the Agreement of Bank Merger will be upon execution by all parties, a valid and binding obligation of TI or Guaranty or both of them, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). All of the TI Shares to be issued pursuant to the Holding Company Merger will be duly authorized, validly issued, fully paid and nonassessable and are not, or will not be, subject to any preemptive rights. Except as set forth in a list furnished by TI to HFB (the "TI Conflicts and Consents List"), neither the execution and delivery by TI or Guaranty of this Agreement or the Agreement of Bank Merger, as the case may be, the consummation of the transactions contemplated herein or thereby by TI, Guaranty or the TI Subsidiary, as the case may be, nor compliance by TI or Guaranty with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws, as amended, of TI or the TI Subsidiary or the Federal Stock Charter or Bylaws, as amended, of Guaranty; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which TI, Guaranty or the TI Subsidiary is a party, or by which Tl, Guaranty or the TI Subsidiary or any of their respective properties or assets is bound, except as would not, individually or in the aggregate, have a Material Adverse Effect; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Tl, Guaranty or the TI Subsidiary, except for Encumbrances that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TI, Guaranty or the TI Subsidiary or any of their respective properties or assets. Except as set forth in the TI Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of TI, and no consent or approval of any other Person, is required in connection with the execution and delivery by TI of this Agreement, or the consummation by Tl of the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholder of Guaranty; (ii) such approvals as may be required by the OTS and the FDIC; (iii) filing of the Certificate of Merger with the Delaware Secretary pursuant to the Delaware General Corporation Law; (iv) the declaration of effectiveness by the SEC of the S-4 Registration Statement; and
(v) such approvals as may be required by the NYSE to approve for inclusion on the NYSE any TI Stock to be issued in the Holding Company Merger.

        5.3 Tax Representations. TI, Guaranty and their Affiliates agree to cooperate with tax counsel by furnishing reasonable and customary written representations to tax counsel for purposes of supporting tax counsel's opinion that the Holding Company Merger and the Bank Merger both qualify as reorganizations within the meaning of Section 368(a) of the Code as contemplated in Sections 10.5 and 11.10 hereof.

        5.4 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of TI for inclusion or incorporation by reference in (a) the S-4 Registration Statement, and (b) any other documents to be filed with the OTS, the FDIC or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the S-4 Registration Statement when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.5 Reports and Filings. TI and Guaranty have filed all reports, returns, registrations and statements (such reports and filings referred to as "TI Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the OTS, (c) the FDIC and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect. No material adverse administrative actions have been taken or orders issued in connection with such TI Filings. As of their respective dates, each of such TI Filings (y) complied in all material respects with all applicable laws and regulations (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) with respect to the TI Filings made with the SEC did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any of such TI Filings fairly presented, as of their respective dates or for their respective periods, the consolidated financial position, consolidated results of operations and consolidated changes in cash flows, as the case may be, of TI and were prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. TI has furnished HFB with true and correct copies of all TI Filings filed by TI with the SEC, OTS, and the FDIC since January 1, 1995.

        5.6 Corporate Approval. At a duly constituted meeting of the Board of Directors of Guaranty, directors constituting at least two-thirds of the directors then in office authorized Guaranty's entry into this Agreement and the transactions contemplated hereby, and, at a duly constituted meeting of the Board of Directors of TI, directors constituting at least a majority of the directors then in office authorized TI's entry into this Agreement and the transactions contemplated hereby.

        5.7 Absence of Certain Changes or Events. Except as may be set forth in a list furnished by TI to HFB (the "TI Material Adverse Effect List"), or as otherwise contemplated by this Agreement, since January 3, 1998, there has not been, occurred or arisen any event or circumstance that, individually or taken together with all other events and circumstances, has had or may reasonably be expected to have a Material Adverse Effect.

        5.8 Access to Funds. TI has, and on the Closing Date will have, a sufficient number of authorized shares of TI Stock and all funds necessary to consummate the Holding Company Merger.

        5.9 Facts Affecting Regulatory Approvals. To the knowledge of TI and Guaranty, there is no fact, event or condition applicable to TI or Guaranty or any of their respective subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Mergers and transactions contemplated by this Agreement.

        5.10 Accuracy and Currentness of Information Furnished. The representations and warranties made by TI and Guaranty hereby or in the Lists or schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Lists or schedules from being misleading.

        5.11 CRA. Guaranty received a rating of "outstanding" in its most recent examination or interim review with respect to the Community Reinvestment Act. To TI's and Guaranty's actual knowledge, neither TI nor Guaranty or any of their respective subsidiaries is the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the federal fair lending acts.


                                   ARTICLE VI

                           COVENANTS OF HFB AND HEMET
                      PENDING EFFECTIVE TIME OF THE MERGERS

        HFB and Hemet covenant and agree with TI and Guaranty as follows:

        6.1 Limitation on HFB's and Hemet's Conduct Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to federally chartered savings associations and savings and loan holding companies, HFB and Hemet agree to conduct, and agree to cause the HFB Subsidiary to conduct, their respective businesses in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and HFB, Hemet and the HFB Subsidiary shall not, without prior written consent of TI (which consent shall not be unreasonably withheld and which consent shall be deemed granted if within five (5) Business Days (or two (2) Business Days with respect to Section 6.1(i)) of TI's receipt of written notice of a request for prior written consent, written notice of objection is not received by HFB):



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

               (a) issue, sell or grant any HFB Stock (except pursuant to the exercise of HFB Options outstanding as of the date hereof), HFB preferred stock, Hemet Stock, any other securities (including long term debt) of HFB, Hemet or the HFB Subsidiary or any rights, options or securities to acquire any HFB Stock (except pursuant to the Stock Option Agreement attached hereto as Exhibit A), HFB preferred stock, Hemet Stock, or any other securities (including long term debt) of HFB or Hemet or the HFB Subsidiary;

               (b) declare, set aside or pay any dividend or make any other distribution upon or adjust, split, combine or reclassify any shares of capital stock or other securities of HFB, Hemet or the HFB Subsidiary; provided, however, that the HFB Subsidiary may declare, set aside and pay any dividend to Hemet and Hemet may do likewise to HFB; provided further, that no such action would have any material negative impact on the bad debt reserves of HFB, Hemet or the HFB Subsidiary;

               (c) purchase, redeem or otherwise acquire any capital stock or other securities of HFB, Hemet or the HFB Subsidiary or any rights, options, or securities to acquire any capital stock or other securities of HFB, Hemet or the HFB Subsidiary; provided, however, that HFB may cancel outstanding HFB Options and pay the holders of such HFB Options an amount not greater than an amount of cash computed in accordance with Section 2.4;

               (d) amend their Certificate of Incorporation, Federal Stock Charter, Articles of Incorporation or Bylaws;

               (e) grant any general or uniform increase in the rate of pay of employees or employee benefits, except to provide merit increases to employees whose regularly scheduled performance review date falls before the Closing Date and to provide for promotional increases to employees if such promotion occurs before the Closing Date; provided, however, that said increases shall not exceed 5% for merit increases and 4% for promotional increases;

               (f) grant any: (i) bonus, incentive compensation or related employee benefits to any Person except for those (A) of a nondiscretionary nature granted in the ordinary course of business or (B) consistent with past practices or (C) or as required by an existing written employment agreement or other Plan; (ii) increase in salary except as set forth in Section 6.1(e) hereof; or (iii) compensation or other benefits to any director in excess of the amounts previously disclosed to TI and Guaranty and as identified on a list delivered by HFB to TI (the "HFB Director Compensation List");

               (g) make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate for any specific project or purpose, except for ordinary repairs, renewals and replacements or with respect to the planned relocation of existing branches or establishment of new branch offices as set forth in the HFB Branch List;

               (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

               (i) grant or commit to grant any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons: (i) if unsecured, would exceed $50,000, or,
(ii) if secured by a lien on real estate (excluding any government insured loans), would exceed $1,250,000 or have a loan-to-value ratio in excess of 80% (unless insured by private mortgage insurance);

               (j) change any method or period of accounting unless and until required by generally accepted accounting principles or a Governmental Entity;

               (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any Executive Officer, director or holder of ten percent (10%) or more of the outstanding HFB Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

               (l) except as provided in the HFB Branch List, close any offices at which business is conducted or open any new offices;

               (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law and except as otherwise permitted by this Agreement;

               (n) initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by HFB, Hemet or any of their Affiliates to take any such action, and HFB shall promptly notify TI (orally and in writing) of all of the material facts relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving HFB or Hemet: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of HFB or Hemet representing ten percent (10%) or more of the consolidated assets of HFB; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the voting power of HFB; a tender offer or exchange offer for at least ten percent (10%) of the outstanding shares of HFB; a solicitation of proxies in opposition to approval of the Holding Company Merger by HFB's shareholders; or a public announcement of a bona fide proposal, plan, or intention to do any of the foregoing. HFB, Hemet and the HFB Subsidiary will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than TI and Guaranty) conducted heretofore with respect to any of the foregoing. HFB and Hemet shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. HFB and Hemet agree that they shall notify TI and Guaranty immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussion are sought to be initiated or continued with HFB, Hemet or the HFB Subsidiary. HFB and Hemet also agree that they shall promptly request each other person, other than TI and Guaranty, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring HFB, Hemet or the HFB Subsidiary to return all confidential information heretofore furnished to such person by or on behalf of HFB, Hemet or any of the HFB Subsidiary and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n), nothing in this Agreement shall prevent HFB from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the holders of HFB Stock if and only if, prior to participating in any of the foregoing, (A) the Board of Directors of HFB concludes in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to holders of HFB Stock than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"); (B) the Board of Directors of HFB determines in good faith based upon the advice of outside counsel that participating in any such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; and
(C) at least forty-eight (48) hours prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of HFB notifies TI and Guaranty of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with HFB or any subsidiary thereof.

               (o) other than in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

               (p) change any of HFB's or Hemet's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of HFB's business or operations on a consolidated basis;

               (q) grant any Person a power of attorney or similar authority;

               (r) make any investment by purchase of stock (except required purchases of stock, if any, of the FHLBSF) or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except (i) federal funds sold, not to exceed $10 million cumulatively at any point in time, to any one counterparty and for a term not to exceed 30 days, (ii) obligations, as a direct issuer or explicit guarantor, including Mortgage Backed Securities passthroughs and Real Estate Mortgage Investment Conduits/Collateralized Mortgage Obligations, with a legal final maturity not to exceed two years, of the following entities: (A) United States Treasury (including the Government National Mortgage Association), (B) the Federal National Mortgage Association, (C) Federal Home Loan Mortgage Corporation or (D) Federal Home Loan Bank, and (iii) repurchase agreement with a final maturity not to exceed one year, and collateralized only by obligations listed in (ii) above; provided, however, that in each case all transactions must be consistent with Hemet's investment policy, undertaken in the ordinary course of business consistent with past practices and concern assets which are not designated as trading account assets under generally accepted accounting principles;

               (s) settle any claim, action or proceeding involving any liability of HFB, Hemet or the HFB Subsidiary for money damages in excess of $75,000 exclusive of insurance coverage, or involving restrictions upon the operations of HFB or any of Hemet or the HFB Subsidiary;

               (t) terminate, amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.17, except as otherwise permitted by this Agreement;

               (u) waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except for actions taken in the resolution of extensions of credit or other debts or claims that do not result in a reduction in excess of $50,000 of the amount HFB is otherwise entitled to pursuant to such right, collateral, credit or other debt or claim, and in a manner consistent with past practice;

               (v) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice except for (i) the issuance of debit cards and (ii) the establishment of internet banking facilities, as previously disclosed to TI;

               (w) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

               (x) take any action which would or is reasonably likely to (i) adversely affect the ability of TI or Guaranty to obtain any necessary approval of any Governmental Entity required for



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

the transactions contemplated hereby; (ii) adversely affect HFB's or Hemet's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of HFB's or Hemet's obligations hereunder, as set forth in Articles IX or X herein not being satisfied;

               (y) make any special or extraordinary payments to any Person, except as otherwise permitted by this Agreement;

               (z) reclassify any Investment Security from hold-to-maturity or available for sale to trading;

               (aa) sell any security other than in the ordinary course of business;

               (bb) take title to any real property without conducting prior thereto an environmental investigation (which at a minimum shall consist of a phase I environmental report), which investigation shall disclose the absence of any suspected environmental contamination, except with respect to real property on which there is located a 1-4 family residence (unless HFB or Hemet has reasonable cause to believe any Hazardous Materials may exist on such property);

               (cc) to the extent applicable, other than as expressly set forth herein, take or cause to be taken any action which would disqualify the Mergers as "tax-deferred reorganizations" within the meaning of Section 368(a) of the Code; or

               (dd) agree or make any commitment to take any actions prohibited by this Section 6.1.

        6.2 Affirmative Conduct of HFB and Hemet Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, HFB and Hemet shall, and HFB shall cause Hemet and the HFB Subsidiary to:

               (a) use their respective commercially reasonable efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve their respective relationships and goodwill with account holders, borrowers, employees and others having business relationships with HFB, Hemet or the HFB Subsidiary;

               (b) except as set forth in the HFB Branch List, use their respective commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of HFB, Hemet or the HFB Subsidiary;

               (c) use their respective commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which they are responsible and on their respective business operations;

               (d) perform their respective material contractual obligations and not become in material default on any such obligations;

               (e) duly observe and conform to all lawful requirements applicable to their respective businesses in all material respects;

               (f) maintain their respective assets and properties in good condition and repair, normal wear and tear excepted;

               (g) promptly advise TI in writing of any event or any other transaction within HFB's or Hemet's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding HFB Stock prior to the record date fixed for the HFB Stockholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

               (h) promptly notify TI regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of HFB, or the HFB Subsidiary or Hemet, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of HFB, Hemet or the HFB Subsidiary, and make available to TI the calculation work papers for federal income tax estimated payments;

               (i) make available to TI monthly unaudited consolidated balance sheets and consolidated income statements of HFB within twenty-five (25) days after the close of each calendar month;

               (j) not later than the 20th day of each calendar month, amend or supplement the HFB Lists prepared and delivered pursuant to Article IV to ensure that the information set forth in the HFB Lists accurately reflects the then-current status of the information provided therein, and deliver such amendments or supplements to Tl no later than the 20th day of each calendar month. HFB shall further amend or supplement the HFB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the HFB Lists. No amendment or supplement to the HFB Lists needs to be provided to the extent there has been no change or update in such HFB List;

               (k) use their respective commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of HFB on a consolidated basis or that is contemplated in this Agreement as required in connection with the Holding Company Merger or Bank Merger; and



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

               (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement.

        6.3    Access to Information.

               (a) HFB and Hemet shall afford, and HFB shall cause the HFB Subsidiary to afford, upon reasonable notice, to TI and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their respective businesses, operations, properties, books, files and records and shall do everything reasonably necessary to enable TI and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of HFB, the HFB Subsidiary and Hemet and the condition thereof and to update such examination at such intervals as TI shall deem appropriate. Such examination shall be conducted in cooperation with the officers of HFB, the HFB Subsidiary and Hemet and in such a manner as to minimize any disruption of, or interference with, the normal business operations of HFB, the HFB Subsidiary and Hemet. Upon the request of TI, HFB will request Deloitte & Touche to provide reasonable access by Ernst & Young to auditors' work papers with respect to the businesses and properties of HFB, Hemet and the HFB Subsidiary, including tax accrual work papers prepared for HFB and/or Hemet during the preceding sixty
(60) months or any future completed audits or completed reviews of HFB or Hemet, other than (i) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (ii) books, records and documents that HFB, Hemet and the HFB Subsidiary are legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of TI of the right to rely upon the representations and warranties made by HFB and Hemet herein.

               (b) TI and Guaranty shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by HFB or Hemet after the date hereof, and all information associated with such loan, lease or other credit within three (3) Business Days of such funding or renewal, such review to take place, if possible, on Hemet's premises.

               (c) A representative of TI, selected by TI in its sole discretion, shall be permitted by HFB and Hemet to attend all regular and special Board of Directors' and committee meetings of HFB and Hemet from the date hereof until the Effective Time of the Holding Company Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, where the sole purpose of the meeting or such portion is the discussion of the transactions contemplated by this Agreement or the obligations of HFB or Hemet under this Agreement, or information covered by the attorney-client privilege;

        6.4 Filings. HFB and Hemet agree that through the Effective Time of the Holding Company Merger, each of their respective reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity shall comply in all material respects with all



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

applicable statutes, rules and regulations and none shall, as of their filing or effective date or, in the case of the Proxy Statement, the mailing date, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position, results of operations or changes in cash flows, as the case may be, of the entity or entities to which it relates will fairly present the financial position, results of operations or changes in cash flows, as the case may be, of such entities or entity and will be prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied during the periods involved.

        6.5 Notices; Reports. HFB and Hemet will promptly notify TI and Guaranty of any event of which HFB or Hemet obtains knowledge which has had or may have a Material Adverse Effect or in the event that HFB or Hemet determines that either is unable to fulfill any of the conditions to the performance of TI's or Guaranty's obligations hereunder, as set forth in Articles IX or XI herein, and HFB and Hemet will furnish TI (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by HFB or Hemet for submission to the Board of Directors of HFB or Hemet or committee thereof, except to the extent such report (or, in the case of a portion of a report, the relevant portion thereof) has been prepared for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of HFB or Hemet under this Agreement or information covered by the attorney-client privilege, provided, however, that this exception shall not excuse any of HFB's or Hemet's other obligations under this Agreement; (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by HFB to its stockholders or other security holders, and all reports filed by HFB or Hemet with, or received by HFB or Hemet from, the SEC, OTS, FDIC or any other Governmental Entity; and (iii) such other existing reports as Tl may reasonably request relating to HFB or Hemet.

        6.6 HFB Stockholders' Meeting. HFB will take action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of HFB shall, subject to its fiduciary duties, recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of HFB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding HFB Stock to approve this Agreement and the transactions contemplated hereby.

        6.7 Bank Merger. HFB and Hemet shall, at the request of TI (i) take all necessary corporate and other action, to adopt and approve the Bank Merger; (ii) execute, deliver and, where appropriate, file any and all documents necessary or desirable to permit the Bank Merger immediately following consummation of the Holding Company Merger; and (iii) take and cause to be taken any other action to permit the consummation of any transactions contemplated in



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

connection with the Bank Merger. Neither HFB nor Hemet shall take any action that would prevent performance of the Agreement of Bank Merger or any other transactions contemplated in connection with the Bank Merger. TI and Guaranty may at any time prior to the Effective Time of the Bank Merger change the method of effecting the combination of Guaranty with Hemet (including, without limitation, this Section 6.7) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to the holders of HFB Stock as provided for in this Agreement (the "Holding Company Merger Consideration"), (ii) adversely affect the tax treatment of HFB's stockholders as a result of receiving the Holding Company Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

        6.8 Applications. HFB and Hemet will cooperate with TI in the preparation of the S-4 Registration Statement, including the proxy statement to be mailed to HFB stockholders to vote upon the Holding Company Merger (the "Proxy Statement"), and the statements or applications to be filed to obtain the necessary regulatory approvals to consummate the transactions contemplated by this Agreement and HFB agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable. With TI, HFB agrees to use reasonable best efforts to cause the S-4 Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. After the S-4 Registration Statement is declared effective under the Securities Act, HFB shall thereafter promptly mail the Proxy Statement to its stockholders. HFB and Hemet covenant and agree that all information furnished by HFB or Hemet for inclusion or incorporation by reference in the S-4 Registration Statement and in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Holding Company Merger and Bank Merger will comply in all material respects with the provisions of applicable law, and will not, as of their respective filing or effective dates and, in the case of the Proxy Statement, as of its mailing date, contain any untrue statement of material fact or omit to state material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        6.9 Certain Loans and Other Extensions of Credit. Hemet will promptly inform TI of the amounts and categories of any Classified Credits. Hemet will furnish TI, as soon as practicable, and in any event within twenty (20) days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent ninety (90) or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by HFB or Hemet to any HFB or Hemet director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock of HFB, including with respect to each such loan or lease the identity and, to the knowledge of HFB, the relation of the borrower to HFB or Hemet, and the



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

outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

        6.10 Affiliates. Within fifteen (15) days of the date of this Agreement, and again on the date this Agreement is submitted for approval to the stockholders of HFB, HFB shall deliver to TI a letter identifying all persons who are "affiliates" of HFB for purposes of Rule 145 under the Securities Act. HFB shall use commercially reasonable efforts to cause each such affiliate to deliver to TI no less than thirty (30) days prior to the Effective Time of the Holding Company Merger a written "Affiliates" agreement, in the form attached hereto as Exhibit D, providing that such person shall dispose of the TI Stock to be received by such person in the Holding Company Merger only in accordance with applicable law.

        6.11 Director Resignations. HFB and Hemet shall use all commercially reasonable efforts to deliver or cause to be delivered to TI at the Closing, the resignations of the members of the Board of Directors of HFB, Hemet and the HFB Subsidiary effective at the Closing.

        6.12 Accountants' Letters. HFB shall use its commercially reasonable efforts to cause to be delivered to TI a letter of Deloitte & Touche dated (a) the date on which the S-4 Registration Statement shall become effective and (b) a date shortly prior to the Effective Time of the Holding Company Merger, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

        6.13 Accounting Accommodations. On a basis mutually satisfactory to HFB and TI, HFB and Hemet shall take any charge-offs or additions to the allowance for loan loss or other financial adjustments made at the reasonable request of TI and for the convenience of TI so as to permit treatment on a basis consistent with that of TI; provided, however, that the taking of any such charge-offs, additions or adjustments shall not cause any representation or warranty to become untrue or the failure of any condition, in each case as a result of the taking of such action.


                                   ARTICLE VII

                          COVENANTS OF TI AND GUARANTY
                      PENDING EFFECTIVE TIME OF THE MERGERS

        TI and Guaranty covenant and agree with HFB and Hemet as follows:

        7.1 Limitation on TI's and Guaranty's Conduct Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to federally



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

chartered savings banks and savings and loan holding companies, TI and Guaranty shall not, without prior written consent of HFB, (which consent shall not be unreasonably withheld, and which consent shall be deemed granted if within five
(5) Business Days of HFB's receipt of written notice of a request for prior written consent, written notice of objection is not received by TI):

               (a) take any action which would or is reasonably likely to (i) adversely affect the ability of TI or Guaranty to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby;
(ii) adversely affect TI's or Guaranty's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of TI's or Guaranty's obligations hereunder, as set forth in Articles IX or XI herein not being satisfied;

               (b) other than as expressly set forth herein, take or cause to be taken any action which would disqualify the Mergers as "tax-deferred reorganizations" within the meaning of Section 368(a) of the Code.

               (c) amend TI's Certificate of Incorporation or Bylaws in any respect which would materially and adversely affect the rights and privileges attendant to the TI Stock;

               (d) enter into any agreement to acquire, merge or consolidate with another entity which transaction any Governmental Entity advises TI in writing would result in the disapproval of the transactions contemplated in this Agreement or the delay thereof until after July 31, 1999; or

               (e) agree or make any commitment to take any actions prohibited by this Section 7.1.

        7.2 Affirmative Conduct of TI and Guaranty Prior to Effective Time. Between the date hereof and the Effective Time of the Holding Company Merger, TI and Guaranty shall:

               (a) duly observe and conform to all lawful requirements applicable to their respective businesses in all material respects;

               (b) use their respective commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of TI on a consolidated basis or that is contemplated in this Agreement as required in connection with the Holding Company Merger and the Bank Merger; and

               (c) not later than the 20th day of each calendar month, amend or supplement the TI Lists prepared and delivered pursuant to Article V to ensure that the information set forth in the TI Lists accurately reflects the then-current status of the information provided therein, and deliver such amendments or supplements to HFB no later than the 20th day of the each calendar month. TI shall further amend or supplement the TI Lists as of the Closing Date if necessary to reflect any



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

additional information that needs to be included in the TI Lists. No amendment or supplement to the TI Lists needs to be provided to the extent there has been no change or update in such TI List.

        7.3 Applications. TI and Guaranty will promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Holding Company Merger and Bank Merger with the OTS, and (ii) with HFB, after the filing of the Proxy Statement in preliminary form and resolving any comments of the SEC with respect thereto, the S-4 Registration Statement, including the Proxy Statement, to be mailed to HFB Stockholders to vote upon the Holding Company Merger with HFB, TI agrees to use reasonable best efforts to cause the S-4 Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. TI shall afford HFB a reasonable opportunity to review the S-4 Registration Statement and all such applications (except the confidential portions thereof relating to TI or its subsidiaries) and all amendments and supplements thereto before the filing thereof. TI covenants and agrees that the S-4 Registration Statement and all applications to the appropriate regulatory agencies for approval or consent to the Holding Company Merger and Bank Merger will comply in all material respects with the provisions of applicable law, and will not, as of their respective filing or effective dates, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. TI and Guaranty will use their respective commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Holding Company Merger and Bank Merger.

        7.4 Blue Sky. TI agrees to use commercially reasonable efforts to comply with all applicable notice provisions of the securities laws of each jurisdiction in which stockholders of HFB reside in connection with the issuance of TI Stock in the Holding Company Merger.

        7.5 Notices; Reports. TI and Guaranty will promptly notify HFB and Hemet of any event of which TI or Guaranty obtains knowledge which has had or may have a Material Adverse Effect or in the event that TI or Guaranty determines that it is unable to fulfill any of the conditions to the performance of HFB's and Hemet's obligations hereunder, as set forth in Articles IX or X herein.

        7.6 Indemnification. TI agrees that following consummation of the Holding Company Merger (a) to the greatest extent permitted by Delaware law or the banking laws and regulations applicable to, and organizational documents or bylaws of, HFB or Hemet as in effect on the date hereof, or, to the extent that any amendment to such law or regulation may expand such indemnification rights, as hereinafter in effect, it shall indemnify, defend and hold harmless individuals who were officers and directors of HFB or Hemet as of the date hereof or immediately prior to the Effective Time of the Holding Company Merger for any claim or loss arising out of their actions while a director or officer, including any acts relating to this Agreement, and shall pay the expenses, including reasonable attorneys' fees, of such individuals in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to TI to return such advances in the event it is finally concluded such indemnification is not allowed under



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

applicable law; and (b) TI shall ensure that such individuals shall be covered by directors' and officers' liability insurance for a period of four (4) years following the Holding Company Merger covering acts or omissions occurring prior to the Effective Time of the Holding Company Merger which is no less protective in terms of coverage or limitations than that now possessed by HFB or Hemet and which shall include coverage for actions related to this Agreement; provided, however, that the annual premiums for such coverage will not exceed 150% of the annual premiums currently paid by HFB or Hemet for such coverage. To the extent that the cost of the insurance coverage to be obtained by TI exceeds 150% of the annual premium amount currently paid by HFB or Hemet, TI will use its best efforts to obtain the maximum amount of coverage that may be purchased for a price equal to 150% of the current annual premium amount. The provision of insurance coverage described herein is not intended to alter or reduce the right of indemnity in favor of the directors and officers, of HFB and Hemet as provided in their respective charters, bylaws, indemnification agreements or otherwise in effect as of the date hereof.

        7.7 Removal of Conditions. In the event of the imposition of a condition to any regulatory approval which TI deems to materially adversely affect it or to be materially burdensome as provided in Section 11.2 hereof, TI shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

        7.8 Fairness Opinion. TI will provide Keefe, Bruyette & Woods, Inc. with such information as is reasonably requested to permit Keefe, Bruyette & Woods, Inc. to confirm its fairness opinion as of the date of mailing of the Proxy Statement.


                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

        The parties hereto hereby mutually covenant and agree with each other as follows:

        8.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

        8.2 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by TI or Guaranty, on the one hand, or HFB or Hemet, on the other hand, unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        8.3 Cancellation of Stock Options and Termination of Stock Option Plans. HFB agrees to use its commercially reasonable efforts to cause each holder of an HFB Option to enter into an agreement pursuant to which such holder will agree to cancel each HFB Option held by such holder in exchange for a cash payment to the holder of the HFB Option in an amount equal to the result of multiplying (i) the excess, if any, between (a) the Price Per Share and (b) the exercise price of the HFB Option by (ii) the number of shares of HFB Stock subject to the HFB Option and HFB shall terminate the HFB Stock Option Plan, effective at the Effective Time of the Holding Company Merger.

        8.4 Employees and Employee Benefits. Guaranty agrees that the employees of HFB or Hemet who are retained by Guaranty after the consummation of the Bank Merger will be provided with benefits under employee benefit plans (other than plans involving the issuance of securities of HFB or TI) which in the aggregate are substantially comparable to those currently provided by Guaranty to its current employees. Guaranty will cause each employee benefit plan of Guaranty in which employees of HFB or Hemet are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with HFB or Hemet as if such service were with Guaranty, to the same extent that such service was credited under a comparable plan of HFB or Hemet. Guaranty will honor in accordance with their terms all employee benefit obligations to current and former employees and directors of HFB and Hemet accrued as of the Effective Time of the Holding Company Merger. HFB and its ERISA Affiliates shall take any actions necessary (to the extent permissible under the Plans and applicable laws and regulations) or reasonably requested by Guaranty to cause, as of the Closing Date, the termination of all of the Plans (as the term is defined in Section
4.21 of the Agreement) maintained by HFB or any ERISA Affiliate which cover employees and directors of HFB and its ERISA Affiliates; provided, however, that HFB 401(k) Plan shall not be terminated but shall be merged with the Guaranty 401(k) Plan as soon as administratively practicable after the Closing Date. Guaranty also agrees that any pre-existing condition limitation or exclusion in its health plans shall not apply to the employees of HFB or Hemet who are retained by Guaranty after the consummation of the Bank Merger or their spouses and dependents who are covered under similar health plans of HFB, Hemet and its ERISA Affiliates on the Closing Date and who change coverage to Guaranty's health plans at the time such employees are first given the option to enroll in Guaranty's health plans.

        8.5 Environmental Assessment. TI may cause to be prepared at TI's sole cost and expense within sixty (60) days of the date of this Agreement one or more phase I environmental investigations with respect to any property on the HFB Real Property List. In the event any such phase I environmental investigation report, or any similar report submitted to TI pursuant to Section 4.12(c) of this Agreement, or any information from a Governmental Entity discloses facts which, in the sole discretion of TI, warrant further investigation, TI shall provide written notice to HFB and Hemet, and HFB and Hemet shall use commercially reasonable efforts to cause to be completed within sixty (60) days of such written notice, at the sole cost and expense of TI, a phase II environmental investigation and report with respect to such property. TI agrees to keep confidential



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

and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the HFB Real Property List, except as required by law.

        8.6 Execution of the Stock Option Agreement. Promptly following the execution of this Agreement, HFB and TI shall have executed and delivered a stock option agreement (the "Stock Option Agreement") which grants to TI an option to acquire up to 19.9% of the issued and outstanding shares of HFB Stock upon the occurrence of certain circumstances, substantially in the form attached hereto as Exhibit A.


                                   ARTICLE IX

               CONDITIONS PRECEDENT TO THE HOLDING COMPANY MERGER

        The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction or waiver by each of the parties, on or before the Closing Date, of the following conditions:

        9.1 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the stockholders of HFB.

        9.2 No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits the effectuation of, or threatens to invalidate or set aside, the Holding Company Merger or Bank Merger substantially in the form contemplated by this Agreement, or would have a Material Adverse Effect, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

        9.3 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents or non-objections of any Governmental Entity, including, without limitation, those of the OTS and FDIC, shall have been obtained or granted for the Holding Company Merger and Bank Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Holding Company Merger or Bank Merger or any other transaction contemplated by this Agreement, or would have a Material Adverse Effect.



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

        9.4 Securities Laws. The S-4 Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of such S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated.

        9.5 Listing. The Tl Stock issuable in the Holding Company Merger shall have been included for listing on the NYSE, subject to official notice of issuance.


                                    ARTICLE X

                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF HFB AND HEMET

        All of the obligations of HFB and Hemet to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by HFB or Hemet:

        10.1 Representations and Warranties; Performance of Covenants. All covenants and agreements herein to be complied with and performed by TI and Guaranty at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of TI and Guaranty contained in Article V hereof shall have been true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) with the same effect as though such representations and warranties had been made on and as of the Closing Date, except where the failure of a representation or warranty to be true and correct in all respects does not cause a Material Adverse Effect. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the TI Lists in accordance with
Section 7.2(c).

        10.2 Officers' Certificate. There shall have been delivered to HFB and Hemet on the Closing Date a certificate executed by an authorized executive officer of TI and Guaranty, respectively, certifying, to their knowledge, compliance with all of the provisions of Sections 10.1 and 10.4, if applicable.

        10.3 Fairness Opinion. HFB shall have received a letter from Keefe, Bruyette & Woods, Inc., dated as of a date within five (5) Business Days of the mailing of the Proxy Statement to the stockholders of HFB, to the effect that the proposed consideration in the Holding Company Merger is fair from a financial point of view to the stockholders of HFB.

        10.4 Absence of Certain Changes. If TI Stock is included in the consideration to be paid to holders of HFB Stock in the Holding Company Merger, between the date of this Agreement and the Effective Time of the Holding Company Merger, there shall not have occurred any event that has



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

had or could reasonably be excepted to have a Material Adverse Effect, whether or not such event, change or effect is reflected in the TI Lists as amended or supplemented after the date of this Agreement.

        10.5 Tax Opinion. If TI Stock is included in the consideration to be paid to holders of HFB Stock in the Holding Company Merger, HFB shall have received an opinion of Manatt, Phelps & Phillips, LLP, dated the Effective Time of the Holding Company Merger, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Holding Company Merger constitutes a reorganization within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of HFB who receive shares of TI Stock in exchange for shares of HFB Stock, except with respect to cash received pursuant to Article II of this Agreement. In rendering its opinion, Manatt, Phelps & Phillips, LLP may require and rely upon representations contained in letters from HFB, TI and stockholders of HFB.


                                   ARTICLE XI

                             CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF TI AND GUARANTY

        All of the obligations of TI and Guaranty to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by TI and Guaranty:

        11.1 Representations and Warranties: Performance of Covenants. All covenants and agreements herein to be complied with and performed by HFB or Hemet at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of HFB and Hemet contained in Article IV hereof shall have been true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) with the same effect as though such representations and warranties had been made on and as of the Closing Date, except where the failure of a representation or warranty to be true and correct in all respects does not cause a Material Adverse Effect. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the HFB Lists in accordance with
Section 6.2(j).

        11.2 Regulatory Approvals and Related Conditions. Any governmental and regulatory approvals and consents which are referred to in this Agreement and are required to consummate the Holding Company Merger and Bank Merger shall have been granted without the imposition of conditions that are or would have become applicable to TI and that TI, in its reasonable opinion, concludes would have a Material Adverse Effect.



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

        11.3 Third Party Consents. HFB and Hemet shall have obtained all consents of other parties to their respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Holding Company Merger and Bank Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

        11.4 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect, whether or not such event, change or effect is reflected in the HFB Lists as amended or supplemented after the date of this Agreement.

        11.5 Officers' Certificate. There shall have been delivered to Tl on the Closing Date a certificate executed by an authorized executive officer of each of HFB and Hemet, respectively, certifying, to their knowledge, compliance with all of the provisions of Sections 11.1, 11.3 and 11.4.

        11.6 Stockholders' Agreements. Concurrently with the execution of this Agreement, the directors of HFB and Hemet shall have executed and delivered to TI agreements substantially in the form of Exhibit C agreeing to vote their shares of HFB in favor of the Agreement and the transactions contemplated hereby.

        11.7 HFB Options and Stock Option Plan. All HFB Options shall have either been exercised, canceled or cashed out and the HFB Stock Option Plan shall have been terminated.

        11.8 Loan Loss Reserve. HFB shall have in effect on the Closing Date an allowance for loan and lease losses in an amount not less than the amount determined by the method customarily utilized by HFB.

        11.9 Resignations. There shall have been delivered to TI and Guaranty resignations of the directors of HFB and Hemet effective as of the Closing.

        11.10 Opinion of TI's Counsel. If TI Stock is included in the consideration to be paid to holders of HFB Stock in the Holding Company Merger, TI shall have received an opinion of Sullivan & Cromwell, counsel to TI, dated the Effective Time of the Holding Company Merger, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Holding Company Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from HFB, TI and stockholders of HFB.



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

                                   ARTICLE XII

                                   TERMINATION

        12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Holding Company Merger upon the occurrence of any of the following:

               (a) By mutual agreement of the parties, in writing;

               (b) By HFB (unless HFB's Board of Directors shall have withdrawn or modified (in a manner adverse to TI in any respect) its recommendation of the Holding Company Merger and Merger Agreement to the holders of HFB Stock) or TI immediately upon the failure of the stockholders of HFB to give the requisite approval of this Agreement and the transactions contemplated hereby;

               (c) By HFB or Hemet immediately upon expiration of twenty (20) days from delivery of written notice by HFB or Hemet to TI or Guaranty of TI's or Guaranty's breach of or failure to satisfy any covenant or agreement contained herein resulting in a reduction in the benefits of the transactions contemplated by the Agreement in so significant a manner that HFB and Hemet, in their reasonable, good faith judgment, would not have entered into the Agreement had the inability of TI or Guaranty to satisfy such covenant or agreement been known at the time hereof (provided that such breach has not been waived by HFB and Hemet or cured by TI or Guaranty prior to expiration of such twenty (20) day period);

               (d) By TI or Guaranty immediately upon expiration of twenty (20) days from delivery of written notice by TI or Guaranty to HFB or Hemet of HFB's or Hemet's breach of or failure to satisfy any covenant or agreement contained herein resulting in a reduction in the benefits of the transactions contemplated by the Agreement in so significant a manner that TI and Guaranty, in their reasonable, good faith judgment, would not have entered into the Agreement had the inability of HFB or Hemet to satisfy such covenant or agreement been known at the time hereof (provided that such breach has not been waived by TI or Guaranty or cured by HFB or Hemet, as the case may be, prior to expiration of such twenty (20) day period);

               (e) By HFB or TI upon the expiration of thirty (30) days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, all parties hereto agree to resubmit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

               (f) By HFB or TI if any condition set forth in Article IX shall not have been met by July 31, 1999, provided, however, that this Agreement shall not be terminated pursuant to this



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

Section 12.1(f) if the relevant condition shall have failed to occur as a result of any act or omission by the party seeking to terminate;

               (g) By HFB if any of the conditions set forth in Article X (with the exception of those provided in Section 10.5) shall not have been met, or by TI if any of the conditions set forth in Article XI (with the exception of those provided in Section 11.10) shall not have been met, by July 31, 1999, provided, however, that this Agreement shall not be terminated pursuant to this Section 12.1(g) if the relevant condition shall have failed to occur as a result of any act or omission by the party seeking to terminate;

               (h) By TI if HFB or Hemet shall have breached any of the obligations contained in Section 6. l(n);

               (i) by TI, if (i) HFB shall have exercised a right specified in the last sentence of Section 6.1(n) with respect to any Superior Proposal and shall, directly or through agents or representatives, continue any discussions with any third party concerning such Superior Proposal for more than ten (10) Business Days after the date of receipt of such Superior Proposal; or (ii) a Superior Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to HFB which contains a proposal as to price (without regard to the specificity of such price proposal) and HFB shall not have rejected such proposal within ten (10) Business Days of receipt of the date its existence first becomes publicly disclosed, if earlier;

               (j) by HFB, if (i) HFB is not in material breach of the terms of this Agreement, (ii) the Board of Directors of HFB authorizes HFB, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that is a Superior Proposal and HFB notifies TI in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) TI does not make, prior to ten (10) Business Days after receipt of HFB's written notification of its intention to enter into a binding written agreement for a Superior Proposal (the "Alternative Transaction Notice"), an offer that the Board of Directors of HFB determines, in good faith after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account the long-term prospects and interests of HFB and its stockholders and (iv) HFB prior to such termination pays to TI in immediately available funds the fees, if any, required to be paid pursuant to Section 13.1(c). Without limiting the foregoing, HFB agrees and acknowledges (y) that it cannot terminate this Agreement pursuant to this Section 12.2(j) in order to enter into a binding written agreement referred to in clause (ii) above until at least ten (10) Business Days after receipt by TI of the Alternative Transaction Notice and (z) to notify TI promptly if its intention to enter into a written agreement referred to in its Alternative Transaction Notice shall change at any time after giving such notification; or

               (k) by TI, if at December 31, 1998, any holder of an HFB Option shall not have entered into the agreement contemplated by Section 8.3, unless prior to the date that TI gives notice



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

of termination pursuant to this Section 12.1(k) all holders of HFB Options shall have entered into the agreement contemplated by Section 8.3 or the HFB Options not theretofore canceled shall expire by their terms prior to the Closing Date.

        12.2 Effect of Termination. In the event of termination of this Agreement by either HFB, Hemet, Guaranty or TI as provided in Section 12.1, neither HFB, Hemet, Guaranty nor TI shall have any further obligation or liability to the other party except (a) with respect to the last sentence of
Section 8.5 and the Confidentiality Agreement, dated August 20, 1998; (b) with respect to Section 13.l; (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (d) as described in the Stock Option Agreement attached hereto as Exhibit A, which is governed by its own terms as to termination.

        12.3 Force Majeure. HFB, TI, Guaranty and Hemet agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has failed to observe the material obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.


                                  ARTICLE XIII

                                  MISCELLANEOUS

        13.1 Expenses.

               (a) HFB hereby agrees that if the Agreement is terminated (i) by TI or by HFB pursuant to Section 12.1(b) with respect to the failure of HFB stockholders to approve the Agreement and the transactions contemplated hereby, or (ii) by TI pursuant to Section 12.1(d), Section 12.1(h) or Section 12.1(k), HFB shall promptly and in any event within ten (10) days after such termination pay TI all Expenses of TI and Guaranty, but not to exceed (x) $1,000,000 if the Agreement is so terminated prior to December 31, 1998, (y) other than as set forth in subclause (z) $1,500,000 if the Agreement is so terminated thereafter or (z) $1,000,000 if the Agreement is terminated pursuant to Section 12.1(k) at any time.

               (b) TI hereby agrees that if the Agreement is terminated by HFB pursuant to Section 12.1(c), TI shall promptly and in any event within ten (10) days after such termination pay HFB all Expenses of HFB and Hemet, but not to exceed $1,000,000 if the Agreement is so terminated prior to December 31, 1998 and $1,500,000 if the Agreement is so terminated thereafter.



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

               (c) HFB hereby agrees that: in the event that this Agreement is terminated (i) by TI pursuant to Section 12.1(i) or (ii) by HFB pursuant to
Section 12.1(j), then HFB shall, not later than immediately prior to the time of such termination (in the case of clause (ii)) or not later than ten (10) days after such termination but in no event later than the time immediately prior to the entering into of an agreement concerning a Competing Transaction (in the case of clause (i)), pay TI $4,866,128 in immediately available funds. Notwithstanding anything to the contrary in this Agreement, any amount payable to TI under Section 13.1(c) shall be reduced dollar-for-dollar by the Notional Total Profit or Total Profit (each as defined in the Stock Option Agreement) attributable to or received by, respectively, TI and any assignees in the aggregate under the Stock Option Agreement.

               (d) Except as otherwise provided herein, all Expenses incurred by TI, HFB, Hemet and Guaranty in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, TI and HFB shall share equally the cost of filing and printing the Proxy Statement and the S-4 Registration Statement.

               (e) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

        13.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by overnight courier, registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

               To TI or Guaranty:   Temple-Inland Inc.
                                    303 South Temple Drive
                                    Diboll, Texas 75941
                                    Attention:  M. Richard Warner
                                    Facsimile Number: (409) 829-3333

                                    Guaranty Federal Bank, F.S.B.
                                    8333 Douglas Avenue
                                    Dallas, Texas 75225
                                    Attention: Kenneth R. Dubuque
                                    Facsimile Number: (512) 434-8289

                  With a copy to:   Sullivan & Cromwell
                                    1888 Century Park East
                                    Los Angeles, California 90067
                                    Attention:  Stanley F. Farrar
                                    Facsimile Number: (310) 712-8800

                 To HFB or Hemet:   HF Bancorp, Inc.
                                    445 E. Florida Avenue
                                    Hemet, California 92543
                                    Attention:  Richard Cupp
                                    Facsimile Number: (909) 658-8461

                  With a copy to:   Manatt, Phelps & Phillips, LLP
                                    11355 West Olympic Boulevard
                                    Los Angeles, California 90067
                                    Attention: William T. Quicksilver
                                    Facsimile Number: (310) 312-4224

        Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

        13.3 Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" shall mean an effect which (i) is material and adverse to the business, financial condition, results of operations or prospects of TI, Guaranty, and their respective subsidiaries taken as a whole, on the one hand, and HFB, Hemet and their respective subsidiaries taken as a whole, on the other hand, as the context may dictate; (ii) significantly and adversely affects the ability of TI, Guaranty, HFB or Hemet, or any of them, to consummate the Mergers by July 31, 1999 or to perform their respective material obligations hereunder; or (iii) enables any Person to prevent consummation by July 31, 1999 of the Mergers; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the cause of which is:
(A) any change, which is made or becomes effective after the date hereof, in banking or similar laws of general applicability or interpretations thereof by courts or Governmental Entities; (B) any change, which is made or becomes effective after the date hereof, in generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, and applicable to savings associations or savings and loan holding companies; (C) any action or omission of TI or Guaranty, on the one hand, or HFB or Hemet, on the other hand, taken with the prior written consent of the other, as applicable, in contemplation of the Mergers; (D) any changes in general economic conditions affecting financial institutions generally, including, without limitation, general changes in market interest rates; and (E) any expenses or costs reasonably incurred or accrued in connection with the transactions contemplated by this Agreement.



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

        13.4 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

        13.5 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

        13.6 Effect of Representations and Warranties. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Holding Company Merger.

        13.7 Third Parties. Except with respect to Section 7.6, which is intended to benefit the directors and officers of HFB and its subsidiaries, each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to TI, HFB, Guaranty or Hemet as the context may require.

        13.8 Lists; Exhibits; Integration. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, and the Confidentiality Agreement dated August 20, 1998 constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith.

        13.9 Knowledge. Whenever any statement herein or in any List, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" of any party or another Person, such knowledge shall mean facts and other information which any director, executive officer or controller knows as a result of the performance of his or her duties and includes such diligent inquiry as is reasonable under the circumstances.

        13.10 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or



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

enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        13.11 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

        13.12 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

        13.13 Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Bank Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of TI, Guaranty, HFB or Hemet without action by their respective stockholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

        13.14 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.



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

               IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                       TEMPLE-INLAND INC.


                                       By: K.M. Jastrow, II
                                           -------------------------------------
                                           President and Chief Operating Officer


                                       GUARANTY FEDERAL BANK, F.S.B.


                                       By: Kenneth R. Dubuque
                                           -------------------------------------
                                           President and Chief Executive Officer


                                       HF BANCORP, INC.


                                       By: Richard S. Cupp
                                           -------------------------------------
                                           President and Chief Executive Officer


                                       HEMET FEDERAL SAVINGS & LOAN
                                       ASSOCIATION


                                       By: Richard S. Cupp
                                           -------------------------------------
                                           President and Chief Executive Officer

                                  EXHIBIT LIST



A       STOCK OPTION AGREEMENT

B       AGREEMENT OF BANK MERGER

C       FORM OF SHAREHOLDER'S AGREEMENT

D       FORM OF AFFILIATE LETTER



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